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                               SALE AND SERVICING

                                    AGREEMENT

                                      among

                       NATIONAL AUTO FINANCE 1998-1 TRUST,

                                     Issuer,

                     NATIONAL FINANCIAL AUTO FUNDING TRUST,

                                     Seller,

                      NATIONAL AUTO FINANCE COMPANY, INC.,

                                    Servicer

                                       and

                          HARRIS TRUST AND SAVINGS BANK

                   Trust Collateral Agent and Backup Servicer

                          Dated as of December 15, 1997





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
                                                          TABLE OF CONTENTS


                                                              ARTICLE I

                                                             Definitions


SECTION 1.1.               Definitions.............................................................................................1
SECTION 1.2.               Other Definitional Provisions..........................................................................23
SECTION 1.3.               Usage of Terms.........................................................................................24
SECTION 1.4.               Certain References.....................................................................................24
SECTION 1.5.               No Recourse............................................................................................24
SECTION 1.6.               Action by or Consent of Noteholders....................................................................24
SECTION 1.7.               Material Adverse Effect................................................................................25
SECTION 1.8.               Calculations as to Principal and Interest in Respect of Receivables....................................25

                                                             ARTICLE II

                                                      Conveyance of Receivables

SECTION 2.1.               Conveyance of Initial Receivables......................................................................25
SECTION 2.2.               Conveyance of Subsequent Receivables...................................................................27
SECTION 2.3.               Further Encumbrance of Trust Property..................................................................30
SECTION 2.4.               Books and Records; Payments on Receivables.............................................................30
SECTION 2.5.               Seller Repurchase of Receivables.......................................................................31

                                                             ARTICLE III

                                                           The Receivables

SECTION 3.1.               Representations and Warranties of Seller...............................................................32
SECTION 3.2.               Repurchase upon Breach.................................................................................32
SECTION 3.3.               Custody of Receivables Files...........................................................................33

                                                             ARTICLE IV

                                             Administration and Servicing of Receivables

SECTION 4.1.               Duties of the Servicer.................................................................................33
SECTION 4.2.               Sub-Servicing Agreements between Servicer and the Sub-Servicers........................................36
SECTION 4.3.               Obligations of the Servicer............................................................................37
SECTION 4.4.               No Contractual Relationship between a Sub-Servicer and Trust Collateral Agent or
                           Noteholders............................................................................................37
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
SECTION 4.5.               Assumption or Termination of Sub-Servicing Agreement by Trust Collateral Agent.........................37
SECTION 4.6.               Collection of Receivable Payments......................................................................38
SECTION 4.7.               Maintenance of Insurance...............................................................................40
SECTION 4.8.               Realization upon Defaulted Receivables.................................................................41
SECTION 4.9.               Total Servicing Fee; Payment of Certain Expenses by Servicer...........................................41
SECTION 4.10.              [Reserved].............................................................................................42
SECTION 4.11.              Reports................................................................................................42
SECTION 4.12.              Annual Statement as to Compliance, Notice of Servicer Termination Event................................43
SECTION 4.13.              Annual Independent Accountants' Report.................................................................43

SECTION 4.14.              Access to Certain Documentation and Information Regarding Receivables..................................44
SECTION 4.15.              Monthly Tape...........................................................................................44
SECTION 4.16.              Retention and Termination of Servicer..................................................................44
SECTION 4.17.              Custodial Arrangement..................................................................................44

                                                              ARTICLE V

                                      Trust Accounts; Distributions; Statements to Noteholders

SECTION 5.1.               Establishment of Trust Accounts........................................................................45
SECTION 5.2.               Pre-Funding Period Reserve Account.....................................................................49
SECTION 5.3.               Certain Reimbursements to the Servicer.................................................................50
SECTION 5.4.               Application of Collections.............................................................................50
SECTION 5.5.               Withdrawals from Series 1998-1 Spread Account..........................................................51
SECTION 5.6.               Additional Deposits....................................................................................51
SECTION 5.7.               Distributions..........................................................................................51
SECTION 5.8.               Note Distribution Account..............................................................................54
SECTION 5.9.               Pre-Funding Account....................................................................................55
SECTION 5.10.              Statements to Noteholders..............................................................................56
SECTION 5.11.              Optional Deposits by the Insurer.......................................................................56

                                                             ARTICLE VI

                                                           The Note Policy

SECTION 6.1.               Claims Under Note Policy...............................................................................56
SECTION 6.2.               Preference Claims......................................................................................57
SECTION 6.3.               Surrender of Policy....................................................................................58
SECTION 6.4.               Spread Account.........................................................................................58
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
                                                             ARTICLE VII

                                                              RESERVED


                                                            ARTICLE VIII

                                                             The Seller

SECTION 8.1.               Representations, Warranties and Covenants of the Seller................................................59
SECTION 8.2.               Corporate Existence....................................................................................61
SECTION 8.3.               Liability of Seller; Indemnities.......................................................................62
SECTION 8.4.               Merger or Consolidation of, or Assumption of the Obligations of, Seller................................63
SECTION 8.5.               Limitation on Liability of Seller and Others...........................................................63
SECTION 8.6.               Seller May Own Notes...................................................................................63


                                                             ARTICLE IX

                                                            The Servicer

SECTION 9.1.               Representations, Warranties and Covenants of the Servicer..............................................64
SECTION 9.2.               Liability of Servicer; Indemnities.....................................................................66
SECTION 9.3.               Merger or Consolidation of, or Assumption of the Obligations of the Servicer or the
                           Trust Collateral Agent.................................................................................67
SECTION 9.4.               Limitation on Liability of Servicer, Trust Collateral Agent and Others.................................68
SECTION 9.5.               Delegation of Duties...................................................................................70
SECTION 9.6.               Servicer Not to Resign.................................................................................71

                                                              ARTICLE X

                                                               Default

SECTION 10.1.              Servicer Termination Event.............................................................................71
SECTION 10.2.              Consequences of a Servicer Termination Event...........................................................73
SECTION 10.3.              Additional Consequences of a Servicer Termination Event................................................74
SECTION 10.4.              Appointment of Successor...............................................................................74
SECTION 10.5.              [RESERVED].............................................................................................72
SECTION 10.6.              Notification to Noteholders and Rating Agencies........................................................76
SECTION 10.7.              Waiver of Past Defaults................................................................................76
SECTION 10.8.              Termination of Trust Collateral Agent..................................................................76
SECTION 10.9.              Successor to Servicer..................................................................................77
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
                                                             ARTICLE XI

                                                             Termination

SECTION 11.1.              Optional Purchase of All Receivables...................................................................78

                                                             ARTICLE XII

                                                Administrative Duties of the Servicer

SECTION 12.1.              Administrative Duties..................................................................................79
SECTION 12.2.              Records................................................................................................81
SECTION 12.3.              Additional Information to be Furnished to the Issuer...................................................81

                                                            ARTICLE XIII

                                                      Miscellaneous Provisions

SECTION 13.1.              Amendment..............................................................................................81
SECTION 13.2.              Protection of Title to Trust...........................................................................83

SECTION 13.3.              Notices................................................................................................85
SECTION 13.4.              Assignment.............................................................................................86
SECTION 13.5.              Limitations on Rights of Others........................................................................86
SECTION 13.6.              Severability...........................................................................................86
SECTION 13.7.              Separate Counterparts..................................................................................86
SECTION 13.8.              Headings...............................................................................................86
SECTION 13.9.              Governing Law..........................................................................................86
SECTION 13.10.             Assignment to Trustee..................................................................................87
SECTION 13.11.             Nonpetition Covenants..................................................................................87
SECTION 13.12.             Limitation of Liability of Owner Trustee and Trustee...................................................87
SECTION 13.13.             Independence of the Servicer...........................................................................88
SECTION 13.14.             No Joint Venture.......................................................................................88
SECTION 13.14.             Insurer as Controlling Party...........................................................................84
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     SALE AND SERVICING AGREEMENT dated as of December 15, 1997, among NATIONAL
AUTO FINANCE 1998-1 TRUST, a Delaware business trust (the "Issuer"), NATIONAL
FINANCIAL AUTO FUNDING TRUST, a Delaware business trust (the "Seller"), and
NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation (the "Servicer"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking association, in its capacity as Trust Collateral Agent and Backup Servicer.

     WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by National Auto Finance Company, Inc. directly or indirectly through motor vehicle dealers and motor vehicle finance companies;

     WHEREAS the Seller has acquired such receivables from National Financial
Auto Funding Trust II and National Auto Finance Company, Inc. and is willing to sell such receivables to the Issuer;

     WHEREAS the Issuer desires to acquire additional receivables arising in connection with motor vehicle retail installment sale contracts to be acquired by National Auto Finance Company, Inc. directly or indirectly through motor vehicle dealers;

     WHEREAS the Seller has an agreement to purchase such additional receivables from National Auto Finance Company, Inc. and is willing to sell such receivables to the Issuer;

     WHEREAS the Servicer is willing to service all such receivables;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

     SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.13.

     "Actuarial Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) 1/12,
(b) the fixed rate of interest on such obligation and (c) the outstanding principal balance of such obligation.

     "Addition Notice" means, with respect to any transfer of Subsequent
Receivables to the Trust pursuant to Section 2.2 of this Agreement, notice of the Seller's election to transfer Subsequent Receivables to the Trust, such notice to designate the related Subsequent Transfer


                                       1

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Date and the aggregate Principal Balance of the Subsequent Receivables to be
transferred on such Subsequent Transfer Date.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable during the related Due
Period and (ii) any Receivable that became a Purchased Receivable during the related Due Period) as of the date of determination.

     "Agreement" means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time in accordance with the terms hereof.

     "Amount Financed" means, with respect to a Receivable, the original principal balance of such Receivable reduced by the portion of each payment received thereon before the applicable Cut-off Date that would represent principal if such payments were allocated to the principal of and interest on such Receivable based on the amortization method provided in such Receivable.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related
Contract.

     "Assignment Agreement" means the agreement, dated as of December 15, 1997, between Bankers Trust Company, not in its individual capacity but solely as Trustee of the National Financial Auto Receivables Master Trust, and National

Financial Auto Funding Trust II, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Available Amount" means, with respect to any Distribution Date, an amount equal to the sum of (i) the amount on deposit in the Distribution Account on the preceding Distribution Date after giving effect to all withdrawals therefrom on such preceding Distribution Date, (ii) the amount, if any, to be transferred by the Trust Collateral Agent to the Distribution Account from the Pre-Funding
Period Reserve Account and/or the Pre-Funding Account, if any, as provided herein, (iii) the amount to be transferred by the Trust Collateral Agent to the Distribution Account from the Collection Account on such Distribution Date pursuant to Section 5.1(c), and (iv) any amounts paid by the Insurer to the Trust Collateral Agent pursuant to Section 5.11 hereof for distribution on such Distribution Date.

     "Average Default Rate" means, with respect to any Reporting Date, the arithmetic average of the Default Rates for each of the three Due Periods immediately preceding the Due Period in which such Reporting Date occurs.



                                       2

     "Average Delinquency Ratio" means, with respect to any Reporting Date, the arithmetic average of the Delinquency Ratios for each of the three Due Periods immediately preceding the Due Period in which such Reporting Date occurs.

     "Average Extension Ratio" has the meaning specified in Section 4.6(a).

     "Average Net Loss Rate" means, with respect to any Reporting Date, the arithmetic average of the Net Loss Rates for each of the three Due Periods immediately preceding the Due Period in which such Reporting Date occurs.

     "Backup Servicer" means, Harris Trust and Savings Bank, as the Backup Servicer hereunder, including in its capacity as Servicer, in the event NAFI resigns or is removed as Servicer.

     "Bankruptcy Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced or the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Bankruptcy Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Base Servicing Fee" means, with respect to any Due Period, the fee payable to the Servicer for services rendered during such Due Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the close of business on the last day of the preceding Due Period.


     "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in New York, Illinois, Delaware or Florida are authorized or obligated to be closed.

     "Certificateholder" or "Certificateholders" means a Person in whose name a Trust Certificate is registered in the Certificate Register maintained pursuant to the Trust Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Closing Date" means January 20, 1998.

     "Collateral Agent" means Harris Trust and Savings Bank, in its capacity as Collateral Agent under the Spread Account Agreement.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1.

     "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

     "Computer Tape" means the computer tapes or other electronic media furnished by the Seller to the Issuer and its assigns describing certain characteristics of the Initial Receivables as of the Initial Cut-off Date and of the Subsequent Receivables as of the related Subsequent Cut-off Date.

     "Contract" means a motor vehicle retail installment sale contract.

     "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and, in the event the Insurer Default shall have occurred and be continuing, the Trust Collateral Agent for the benefit of the Noteholders.

     "Conveyance Agreements" means the Purchase Agreement, the Sale Agreement and the Assignment Agreement.

     "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890- 0001, Attention: Corporate Trust Administration, and
(ii) with respect to the Trustee and the Trust Collateral Agent, the principal corporate trust office of the Trustee, which at the time of execution of this agreement is 311 West Monroe Street, 12th Floor, Chicago, IL 60606.

     "Custodial Agreement" means any agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodial Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodial Agreement which is effective on the Closing Date is acceptable to the Insurer).

     "Custodian" means any Person named from time to time as custodian of the Receivable Files in any Custodial Agreement and acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing
Date).

     "Cut-off Date" means the Initial Cut-off Date or any Subsequent Cut-off Date, as applicable.

     "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to NAFI or an Originator under a Dealer Agreement.

     "Dealer Agreement" means any agreement between NAFI or an Originator and a Dealer relating to the acquisition of Receivables from a Dealer by NAFI or an Originator.

     "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to an Originator.

     "Dealer Underwriting Guide" means either, (i) the underwriting guidelines used by or on behalf of NAFI in the origination and purchase of Receivables as amended from time to time or (ii) the underwriting guidelines used in the origination of Receivables as reviewed by NAFI prior to the purchase of Receivables by NAFI.

     "Default Rate" means, with respect to any Due Period, the product of (i) twelve and (ii) the quotient, expressed as a percentage, obtained by dividing
(a) the sum of (x) the aggregate outstanding Principal Balance of all Defaulted Receivables which became Defaulted Receivables during such Due Period and (y) the aggregate outstanding Principal Balance of all Receivables that became Purchased Receivables during such Due Period and were 30 days or more past due as of the date such Receivables were retransferred hereunder by (b) the arithmetic average of the Pool Balance as of the end of such Due Period and the Pool Balance as of the end of the preceding Due Period.

     "Defaulted Receivable" means, with respect to any Due Period, a Receivable with respect to which any of the following has occurred during such Due Period:
(i) all or a part of any Scheduled Payment is 90 days or more delinquent as of the end of such Due Period, (ii) such Receivable is in default and the Servicer (or Sub-Servicer) has in good faith determined that payments thereunder are not likely to be resumed, or (iii) the Financed Vehicle that secures the Receivable has been repossessed without reinstatement of the Receivable on or before the last day of such Due Period and any applicable redemption period has expired.


     "Deficiency Claim Amount" shall have the meaning set forth in Section 5.5.

     "Deficiency Claim Date" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

     "Deficiency Notice" shall have the meaning set forth in Section 5.5.

     "Delinquency Rate" means, with respect to any Due Period, the quotient, expressed as a percentage, obtained by dividing (a) the aggregate Principal Balance of all Receivables with respect to which a Scheduled Payment is 30 or more days past due as of the end of such Due Period, by (b) the Pool Balance as of the end of such Due Period.

     "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent or its nominee or custodian by physical delivery to the Trust Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC) transfer thereof (i) by physical delivery of such certificated security to the Trust Collateral Agent, provided that if the certificated security is in registered form, it shall be endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, or (ii) by physical delivery thereof to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trust Collateral Agent if the certificated security has been specially endorsed to the Trust Collateral Agent by an effective endorsement; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable

     Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent of the purchase by the securities intermediary on behalf of the Trust Collateral Agent of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent and indicating that such securities intermediary holds such Trust Account Property solely as agent for the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (d) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (c) above, (i) the Trust Collateral Agent or its agent (other than a securities intermediary) becomes the registered owner of such uncertificated security or the registered owner acknowledges that it holds for the Trust Collateral Agent; or (ii) the issuer of such uncertificated security agrees that it will comply with the instructions of the Trust Collateral Agent without further consent of the registered owner thereof.

          (e) in each case of delivery contemplated herein, the Trust Collateral Agent shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such securities are held in trust pursuant to and as provided in this Agreement.

          (f) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC (i) of a securities intermediary (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trust Collateral Agent's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trust Collateral Agent or acquires a financial asset for the Trust Collateral Agent, and in either case, accepts it for credit to the Trust Collateral Agent's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trust Collateral Agent's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trust Collateral Agent without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trust Collateral Agent of
     (I) a specified certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificates securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

     "Depositor" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

     "Determination Date" means, with respect to a Distribution Date, the last day of the Due Period immediately preceding such Distribution Date.

     "Distribution Account" means the account established pursuant to Section 5.1(a)(iv) hereof.

     "Distribution Date" means, with respect to each Due Period, the twenty first day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing January 21, 1998.

     "Draw Date" means, with respect to any Distribution Date, the fourth Business Day (as defined in the Note Policy) immediately preceding such Distribution Date.

     "Due Date" means, with respect to a Receivable, the date in each Due Period on which a Scheduled Payment on such Receivable is due.

     "Due Period" means, with respect to the first Distribution Date, the period beginning on the close of business on the Initial Cut-off Date and ending on the close of business on December 31, 1997. With respect to each subsequent Distribution Date, the period from and including the first day of the calendar month preceding the month in which such Distribution Date occurs to and including the last day of the calendar month preceding the month of such Distribution Date.

     "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

     "Eligible Bank" means any depository institution (which shall initially be the Trust Collateral Agent) acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has either (i) a rating of P-1 from Moody's and A-1 from S&P with respect to short-term deposit obligations, or (ii) if such institution has issued long-term unsecured debt obligations, a rating of A2 or higher from Moody's and AA from S&P with respect to long-term unsecured debt obligations. Such depository institution (other than the Trust Collateral Agent) shall have been approved in writing by the Controlling Party, operating in its discretion, by written notice to the Trust Collateral Agent.

     "Eligible Deposit Account" means (i) a segregated trust account that is maintained with the corporate trust department of a depository institution or trust company acceptable to the Insurer (unless a Insurer Default has occurred and is continuing, in which case such institution shall be one subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR
Section 9.10(b)), or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" from Standard & Poor's and "P-1" from Moody's and (unless a Insurer Default has occurred and is continuing) acceptable to the Insurer.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a) direct interest-bearing obligations of, and interest-bearing obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of AAA and from Moody's of Aaa;

          (c) commercial paper and demand notes investing solely in commercial paper that (i) is payable in United States dollars and (ii) has, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

          (d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and (other than funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager or advisor) having been approved in writing by the Insurer;

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Trustee has taken actual or constructive delivery of such obligation, and (ii) entered into with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee or any agent of the Trustee acting in its respective commercial capacities);

          (g) any other investment which is consistent with the ratings of the Notes and acceptable to the Rating Agencies and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer.

     Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

     "Eligible Servicer" means the Servicer, the Backup Servicer or another Person that, at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables and (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care.

     "Eligible Sub-Servicer" means any Person which at the time of its appointment as Sub-Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and
(iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

     "Extension Ratio" has the meaning specified in Section 4.6(a).

     "Final Scheduled Distribution Date" means the Distribution Date occurring in May, 2004.

     "Financed Vehicle" means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Funding Trust II" means National Auto Funding Trust II, a Delaware business trust.

     "Governmental Authority" means (a) any federal, state, county, municipal or foreign government or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to the jurisdiction of which such Person has consented.

     "Indenture" means the Indenture dated as of December 15, 1997, among the Issuer and Harris Trust and Savings Bank, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

     "Initial Cut-off Date" means December 15, 1997.

     "Initial Receivables" means any Receivable conveyed to the Trust on the Closing Date.

     "Initial Spread Account Deposit" has the meaning set forth in the Spread Account Agreement.

     "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of January 20, 1998, among the Insurer, the Trust, the Seller and NAFI, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

     "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

     "Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or any successor thereto, as issuer of the Note Policy.

     "Insurer Default" means the occurrence and continuance of any of the following events:

          (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

          (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

     "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of a Note Policy Claim Amount to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Available Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

     "Interest Rate" means 5.88% per annum (computed on the basis of a 360-day year of twelve 30-day months).

     "Investment Earnings" means, with respect to any Distribution Date and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such Distribution Date.

     "Issuer" means National Auto Finance 1998-1 Trust.

     "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.

     "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     "Liquidated Receivable" means, with respect to any Due Period, a Receivable with respect to which any of the following has occurred during such Due Period:
(i) 90 days have elapsed since Repossession of the related Financed Vehicle,
(ii) the Servicer (or Sub-Servicer) has in good faith determined that all amounts that it expects to recover under such Receivable have been received, or
(iii) 90% or more of any Scheduled Payment on such Receivable is 120 days or more (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 180 days or more) delinquent as of the end of such Due Period.

     "Liquidation Expenses" means, reasonable out-of-pocket expenses which are incurred by the Servicer or any Sub-Servicer in connection with the liquidation of any Defaulted Receivable. Such expenses shall include, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer or any Sub-Servicer pursuant to Section 4.8 (to the extent such amount is reimbursable under the terms of Section 4.8) respecting the related Receivable, and any related and unreimbursed expenditures for property restoration or preservation.

     "Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Series 1998-1 Spread Account and drawings under the Note Policy), including any proceeds from any Insurance Policies, net of amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

     "Lockbox Account" means any bank account maintained at a Lockbox Bank into which collections under the Receivables are deposited in accordance with Section 4.6.

     "Lockbox Agreement" means a letter agreement among a Lockbox Bank, the Seller, the Trust Collateral Agent, the Servicer and, if applicable, any Sub-Servicer, relating to one or more Lockbox Accounts, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof. So long as no Insurer Default shall have occurred and be continuing, any Lockbox Agreement is also required to be acceptable to the Insurer.

     "Lockbox Bank" means any bank at which a Lockbox Account is maintained from time to time and whose short-term debt securities are rated A-1+ by S&P and P-1 by Moody's. So long as no Insurer Default shall have occurred and be continuing, any Lockbox Bank is also required to be acceptable to the Insurer.

     "Lockbox Processor" means the Person appointed as lockbox processor pursuant to the Lockbox Agreement and its successors thereunder.

     "Mandatory Redemption Date" means the Distribution Date relating to the Reporting Date next succeeding the last day of the Pre-Funding Period.

     "Master Trust" means National Financial Auto Receivables Master Trust.

     "Monthly Pre-Funding Period Reserve Amount" means, with respect to any Distribution Date occurring on or prior to the Distribution Date next succeeding termination of the Pre-Funding Period, an amount equal to the excess, if any, of
(i) the product of (a) 1/12th, (b) the Interest Rate and (c) the average daily balance of funds on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but not including the current Distribution Date, over (ii) the amount of interest accrued on Eligible Investments on deposit in the Pre-Funding Account from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but not including the current Distribution Date.

     "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "NAFI" means National Auto Finance Company, Inc and its permitted successors and assigns hereunder in accordance with the terms hereof.

     "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all Liquidation Proceeds net of all Liquidation Expenses.

     "Net Loss Rate" means, with respect to any Due Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals the excess of (A) the sum of (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables in such Due Period and (2) accrued and unpaid interest on such Principal Balance through the end of such Due Period and (3) the amount of any Bankruptcy Losses, over (B) the Net Liquidation Proceeds received by the Trust during such Due Period with respect to all Liquidated Receivables in the Trust (including Liquidated Receivables that became Liquidated Receivables in a prior Due Period) and the denominator of which equals the arithmetic average of the Pool Balance as of the end of such Due Period and the Pool Balance as of the end of the preceding Due Period.

     "Note" or "Notes" has the meaning assigned to such term in the Indenture.

     "Note Balance" means initially, the aggregate principal amount of Notes issued on the Closing Date and, thereafter, such principal amount reduced by all amounts distributed to the Noteholders in respect of the Noteholders' Principal Distributable Amount.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1.

     "Note Majority" means the holders of a majority by aggregate outstanding principal balance of the Notes so long as the Notes are outstanding.

     "Note Policy" means the financial guaranty insurance policy number 50661-N issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders, including any endorsements thereto.

     "Note Policy Claim Amount" means, for any Distribution Date, shall equal the lesser of (i) the sum of the Scheduled Payments (as defined in the Note Policy) for such Distribution Date and (ii) the excess, if any, of (x) the amount required to be distributed pursuant to clauses (i) through (iii) of
Section 5.7(b) hereof (other than any Note Prepayment Amount) over (y) the sum of the Available Amount and Deficiency Claim Amount with respect to such Distribution Date.

     "Note Pool Factor" for the Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal amount of such Notes (after giving effect to any distributions reducing the Note Balance of the Notes on such Distribution Date) divided by the original outstanding principal amount of such Class of Notes on the Closing Date.

     "Note Prepayment Amount" means, as of the Distribution Date on or immediately following the last day of the Pre-Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the remaining Pre-Funded Amount on deposit in the Pre-Funding Account.

     "Noteholders" and "Holders" have the meaning assigned to the term "Noteholders" in the Indenture.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account on such preceding Distribution Date.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) thirty (30) days of interest (or, in the case of the initial Distribution Date, the number of days from and including the Closing Date to but not including such initial Distribution Date) at the Interest Rate on the Note Balance on such Distribution Date (before reduction of the Note Balance by any distributions made on such Distribution Date) and (ii) interest on the Noteholders' Interest Carryover Shortfall at the Interest Rate from the preceding Distribution Date through the current Distribution Date, to the extent permitted by law.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to (i) any Distribution Date prior to the Final Scheduled Distribution Date, the sum of
(a) [91%] of the Principal Distributable Amount, (b) amounts transferred from the Pre-Funding Account to the Note Distribution Account on such Distribution Date, if any, pursuant to Section 5.7(a)(ii), and (c) the Noteholders' Principal Carryover Shortfall with respect to such Distribution Date, and (ii) the Final Scheduled Distribution Date, the Note Balance (before giving effect to any distribution on the Notes on such Final Scheduled Distribution Date).

     "Notice of Claim" means the notice required to file a claim under the Policy.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officers' Certificate" means a certificate signed by (i) a Co-Trustee of the Seller or Funding Trust II, as the case may be, (ii) the Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, or Assistant Vice President of the Custodian or NAFI, as the case may be, or (iii) by a Servicing Official in the case of the Servicer, and in each case delivered to the Trust Collateral Agent as required by this Agreement.

     "Opinion of Counsel" means a written opinion in form reasonably satisfactory to the Trust Collateral Agent (and the Insurer if such opinion is addressed to the Insurer) of counsel reasonably satisfactory to the Trust Collateral Agent (and the Insurer if such opinion is addressed to the Insurer). Any such counsel may be counsel to the Seller.

     "Original Pool Balance" means the sum, as of any date, of the Pool Balance as of the Initial Cut-off Date.

     "Originator" means consumer finance companies, depository institutions and other financial institutions engaged in the financing of motor vehicle retail installment sale contracts from whom NAFI acquired Receivables; provided, however, that "Originators" shall not include Dealers.

     "Originator Agreement" means an agreement pursuant to which NAFI acquired Receivables from an Originator, as any of such agreements has been and may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (h) and Section 2.2(a)(ii) through
(viii) of this Agreement.

     "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

     "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Pool Balance" means, as of any date of determination, the Original Pool Balance, plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, reduced by any principal amounts previously paid (excluding Purchased Receivables and Liquidated Receivables).

     "Post-Office Box" means the separate post-office box established and maintained for the benefit of the Noteholders and the Insurer pursuant to
Section 4.6.

     "Preference Claim" has the meaning set forth in Section 6.2 hereof.

     "Pre-Funded Amount" means, with respect to any Distribution Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be $16,490,982.64. "Pre-Funding Account" has the meaning specified in Section 5.1.

     "Pre-Funding Earnings" means any Investment Earnings on amounts on deposit in the Pre-Funding Account.

     "Pre-Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such date) is less than $100,000, (b) the date on which an Event of Default occurs under the Indenture or a Servicer Termination Event occurs and
(c) the close of business on April 30, 1998.

     "Pre-Funding Period Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.2.

     "Pre-Funding Period Reserve Account Initial Deposit" means $154,832.00 deposited on the Closing Date.

     "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) the principal portion of each payment applied to such Receivable on or after the applicable Cut-off Date in accordance with the terms of such Receivable and processed by the Servicer or a Sub-Servicer on or before such date and (ii) any Bankruptcy Loss in respect of such Receivable; provided, however, that for any date following the Due Period in which the remaining principal balance of such Receivable was included in the Principal Distributable Amount as a Liquidated Receivable or was subject to a principal prepayment in full (including a repurchase pursuant to Sections 2.2, 2.5, 3.2 or 4.1), the Principal Balance for such Receivable shall be zero.

     "Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of (i) that portion of all collections on the Receivables (other than Liquidated Receivables and Purchased Receivables and, to the extent included in clause (iv) below, the Principal Balance of all Purchased Default Receivables) allocable to principal, including all full and partial principal prepayments, deposited into the Collection Account during the related Due Period, (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Due Period (other than Liquidated Receivables that became Purchased Receivables during such Due Period and, to the extent included in clause (iv) below, the Principal Balance of all Purchased Default Receivables), (iii) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables on or prior to the related Reporting Date and subsequent to the preceding Reporting Date, (iv) in the sole discretion of the Insurer, the Principal Balance as of the related Reporting Date of all or any part of the Purchased Default Receivables, and (v) the aggregate amount of Bankruptcy Losses that occurred during the related Due Period.

     "Purchase Agreement" means the Purchase and Contribution Agreement between the Seller and NAFI, dated as of December 15, 1997, as such Agreement may be amended from time to time.

     "Purchase Amount" means, with respect to any Receivable required to be retransferred pursuant to Sections 2.2, 2.5, 3.2 or 4.1 (or as to which the Seller has exercised the purchase option in Section 11.1(a)), an amount equal to the sum of (i) 100% of the Principal Balance thereof on the date of retransfer and (ii) unpaid accrued interest thereon from the date to which interest was last paid by the Obligor to the due Date in the Due Period in which such retransfer occurs. For purposes of determining the Purchase Amount of any Receivable, the Principal Balance thereof on the date of retransfer shall not be reduced to zero as a result of its classification as a Liquidated Receivable.

     "Purchased Default Receivable" means any Receivable with respect to which the Seller or the Servicer is required to deposit in the Collection Account the related Purchase Amount pursuant to Sections 2.2, 2.5, 3.2 or 4.1 and has not so deposited such amount on the Reporting Date on which it is required to repurchase such Receivable following receipt of notice from the Trust Collateral Agent that such Receivable is required to be retransferred.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Due Period by the Servicer pursuant to Section 4.1(b) or repurchased by the Seller pursuant to Sections 2.2, 2.5, 3.2 or 11.1(a).

     "Rating Agency" means Moody's and Standard & Poor's. If no such organization or successor maintains a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Insurer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     "Receivable" means each motor vehicle retail installment sale contract and security agreement (including any and all rights to receive payments thereunder on and after the applicable Cut-off Date and security interests in the Financed Vehicle securing such contract or note) assigned and transferred to the Issuer hereunder as of the Closing Date or a Subsequent Transfer Date and not reassigned, retransferred or otherwise released in accordance herewith, each such Receivable being identified in a Receivables Schedule attached to a Subsequent Transfer Agreement.

     "Receivable Documents" means, with respect to a Receivable, all papers and documents (including those contained in the Receivable File) and all other papers and records (including computerized data) of whatever kind or description, whether developed or originated by NAFI, a Dealer, an Originator, the Servicer or another Person, required to document the Receivable or to service the Receivable.

     "Receivable Files" means with respect to a Receivable, the fully executed original of such Receivable; the assignment of such Receivable by a Dealer or

Originator to NAFI, the original Title Document or UCC financing statement evidencing that the security interest in a Financed Vehicle granted to NAFI under such Receivable has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public records office, in which case NAFI will deliver to the Seller, on the Closing Date or the Subsequent Transfer Date, as the case may be, an Officer's Certificate of NAFI indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows NAFI as the lienholder or secured party and that NAFI will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing agreement; and the original application of the related Obligor to obtain the financing extended by such Receivable.

     "Receivable Rate" means the annual percentage rate (as such term is used with respect to the federal Truth-in-Lending Act) of interest borne by, and indicated on, a Contract.

     "Receivables Schedule" means the schedule of Receivables attached hereto as Schedule A and, with respect to Subsequent Receivables delivered concurrently with the execution and delivery of a Subsequent Transfer Agreement to the Trust Collateral Agent, the schedule of Receivables attached to such Subsequent Transfer Agreement as Schedule 1, each such schedule identifying each Receivable being transferred and assigned to the Trust pursuant to this Agreement or the related Subsequent Transfer Agreement by the name of the Obligor and setting forth as to each such Receivable its Principal Balance as of the applicable Cut-off Date, loan number, Receivable Rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

     "Record Date" with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Agreement.

     "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

     "Reporting Date" means, with respect to a Distribution Date, the earlier of
(i) the 15th day of the calendar month in which such Distribution Date occurs, and (ii) the fourth Business Day preceding such Distribution Date.

     "Repossession" means any action taken or to be taken pursuant to the UCC or other applicable laws in connection with recovery on a Defaulted Receivable (including any Liquidated Receivable), including repossession of the related Financed Vehicle with or without judicial proceedings, sale of such Financed Vehicle at public or private sale, retention of such Financed Vehicle in satisfaction of the Obligor's obligations under such Defaulted Receivable, or a levy on and sheriff's sale of the related Financed Vehicle in enforcement of a judgment on such Defaulted Receivable or by voluntary surrender or otherwise.

     "Required Reserve Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) a per annum rate equal to the Interest Rate less 250 basis points (2.5%), (ii) the amount of funds on deposit in the Pre-Funding Account after giving effect to any withdrawals therefrom on such Distribution Date and (iii) a fraction, the numerator of which is the number of days from and including such Distribution Date to (but excluding) the Distribution Date immediately following the end of the Pre-Funding Period, and the denominator of which is 360.

     "Requisite Amount" has the meaning specified in the Spread Account
Agreement.

     "Responsible Officer" means, with respect to the Trust Collateral Agent, any officer within the Corporate Trust Office of the Trust Collateral Agent, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale Agreement" means the Sale Agreement, dated as of even date herewith, between Funding Trust II and the Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

     "Scheduled Payment" means, with respect to any Due Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Due Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or (iii) modifications or extensions of the Receivable permitted by Sections 4.1(a) and (b), the Scheduled Payment with respect to such Due Period shall refer to the Obligor's payment obligation with respect to such Due Period as so modified.

     "Seller" means National Financial Auto Funding Trust, a Delaware business trust, and its successors in interest to the extent permitted hereunder.

     "Series 1998-1 Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

     "Servicer" means National Auto Finance Company, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.4.

     "Servicer Extension Notice" means the notice specified in Section 4.16.

     "Servicer Termination Event" means an event specified in Section 10.1.

     "Servicing Fee" has the meaning specified in Section 4.9.

     "Servicing Fee Rate" means 2.00% per annum.

     "Servicing Official" means any employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing employees furnished to the Trust Collateral Agent and the Insurer by the Servicer, as such list may from time to time be amended.

     "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.11(a), substantially in the form of Exhibit B.

     "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

     "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Spread Account Agreement" means the Spread Account Agreement dated as of January 20, 1998 among the Insurer, the Seller, the Trust Collateral Agent and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor.

     "Subsequent Cut-off Date" means, with respect to any Subsequent Transfer Date, the third Business Day prior thereto.

     "Subsequent Purchase Agreement" means an agreement by and between the Seller and NAFI pursuant to which the Seller will acquire Subsequent Receivables.

     "Subsequent Receivables" means the Receivables transferred to the Issuer pursuant to Section 2.2, which shall be listed on the Receivables Schedule to the related Subsequent Transfer Agreement.


     "Subsequent Transfer Agreement" means the agreement among the Issuer, the Seller and the Servicer, substantially in the form of Exhibit A.

     "Subsequent Transfer Date" means, with respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Pre-Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust and the Insurer.

     "Sub-Servicer" means any Eligible Sub-Servicer with whom NAFI has entered into a Sub-Servicing Agreement.

     "Sub-Servicer Account" means an account maintained by a Sub-Servicer to which Obligors have been or will be instructed to remit payments in respect of the Receivables, maintained in accordance with Section 4.6(c).

     "Sub-Servicing Agreement" means the written contract between NAFI and any Sub-Servicer relating to servicing and/or administration of the Receivables as permitted by Section 4.2 hereof.

     "Supplemental Servicing Fee" means, with respect to any Due Period, any payments received from an Obligor or a Dealer in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges, taxes, fees or other charges imposed by any Governmental Authority (other than any extension fees).

     "Term of the Note Policy" has the meaning specified for "Term of This Policy" in the Note Policy.

     "Title Documents" means, with respect to any Financed Vehicle, the actual motor vehicle title or certificate of title for such Financed Vehicle issued by the Registrar of Titles or other government agency in the jurisdiction in which such Financed Vehicle is registered; alternatively, in those certain jurisdictions whose law requires that the original of the actual motor vehicle title or certificate of title be possessed by the Obligor, then, in lieu of the actual title or certificate of title, Title Documents shall mean such duplicate titles, certificates or other documents as are permitted, required and/or contemplated to be possessed by the secured party under the laws of such jurisdiction.

     "Transaction Documents" shall have the meaning assigned thereto in the Insurance Agreement.

     "Trigger Event" has the meaning assigned thereto in the Spread Account Agreement.

     "Trust" means the Issuer.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.1.

     "Trust Agreement" means the Trust Agreement dated as of December 15, 1997, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Certificates" means the certificates issued pursuant to the Trust Agreement evidencing beneficial ownership interests in the Trust.

     "Trust Collateral Agent" means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

     "Trust Officer" means, (i) in the case of the Trust Collateral Agent, any officer within the Corporate Trust Office of the Trust Collateral Agent, including any Managing Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Transaction Documents on behalf of the Owner Trustee.

     "Trust Property" means the property and proceeds conveyed pursuant to
Section 2.1 and Section 2.2. Although the Seller has pledged the Series 1998-1 Spread Account to the Trust Collateral Agent and the Insurer pursuant to the Spread Account Agreement, the Series 1998-1 Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

     "Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

     "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

     "Unearned Finance Charge" means, with respect to any Receivable, the amount of the add-on finance charge that, under the term of such Receivable, would be required to be refunded or credited to the related Obligor in accordance with such Receivable if such Receivable were then prepaid in full.


     SECTION 1.2. Other Definitional Provisions

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

     (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

     SECTION 1.3. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms "include" or "including" mean "include without limitation" or "including without limitation; "the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of Schedules and Exhibits to this Agreement.

     SECTION 1.4. Certain References. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day.

     SECTION 1.5. No Recourse. Without limiting the obligations of NAFI hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of NAFI, or of any predecessor or successor of NAFI.

     SECTION 1.6. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholder of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of NAFI or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether a Trust Officer of the Trustee or the Trust Collateral Agent is entitled to rely upon any such action or consent, only Notes which the Owner Trustee, the Trust Officer of the Trustee or the Trust Collateral Agent, respectively, actually knows to be so owned shall be so disregarded.

     SECTION 1.7. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the insurance provided by the Note Policy.

     SECTION 1.8. Calculations as to Principal and Interest in Respect of Receivables. For all purposes of this Agreement the allocation of a payment on a Receivable between principal and interest shall be made based upon the amortization method provided in such Receivable. For purposes of allocating a pay-ahead payment on a Receivable between principal and interest, the pay-ahead shall be deemed to have been received on the date it was actually due. For all purposes of this Agreement, no amount shall be treated as collected under a Receivable until such amount has been deposited into the Collection Account.

                                   ARTICLE II

                            Conveyance of Receivables

     SECTION 2.1. Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to the following, whether now owned or hereafter acquired:

          (a) the Initial Receivables and all monies received thereon on or after the Initial Cut-off Date (including amounts due on or before the Initial Cut-off Date but received by NAFI, the Seller or the Issuer on or after the Initial Cut-off Date);

          (b) any proceeds and the right to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life, disability insurance or other policies covering the related Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables, and any proceeds from the liquidation of the Initial Receivables;

          (c) all rights against Dealers pursuant to Dealer Agreements or against Originators pursuant to Originator Agreements;

          (d) the related Receivables Files and any and all other documents that NAFI or the Seller keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

          (e) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

          (f) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein;

          (g) its rights and benefits, but none of its obligations or burdens, under the Conveyance Agreements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of NAFI under the Purchase Agreement; and

          (h) the proceeds of any and all of the foregoing.

     The foregoing transfer and assignment does not constitute and is not intended to result in an assumption by the Trust Collateral Agent, any Noteholder or the Insurer of any obligation of the Seller, the Master Trust, Funding Trust II or NAFI to the Obligors, Dealers, insurers or any other Person in connection with the Receivables, the Receivable Files, or the insurance policies or any agreements or instruments relating to any of them.

     The Seller intends that the transfer and assignment by the Seller to the Trust contemplated by this Agreement constitute a sale to the Trust of all the Seller's right, title, and interest in and to the Receivables and the remainder of the Trust Property (other than the Note Policy) and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law; provided that, in the event that, notwithstanding the intent of the Seller, the transfer is not held to be a sale, then it is intended that the conveyance shall be deemed to be a grant of a security interest as set forth below. By the transfer, assignment and set-over contemplated by this Section 2.1 and Section 2.2, the Seller further grants and transfers to the Trust Collateral Agent, for the benefit of all Noteholders and the Insurer, a first priority, perfected security interest, as their respective interests appear in Section 5.7, in all of the Seller's right, title and interest in, to and under the Receivables and the remainder of the Trust Property, whether now existing or hereafter acquired, and agrees that this Agreement shall also constitute a security agreement under applicable law. On or prior to the Closing Date, the Seller shall have filed a UCC financing statement or statements, appropriate under the applicable UCC, to reflect the assignment of the Receivables and the remainder of the Trust Property (other than the Note Policy) by the Seller to the Trust Collateral Agent and the Insurer and to protect the Noteholders' and the Insurer's interest in the Receivables, their proceeds and the Financed Vehicles, against all other Persons and shall thereafter file any appropriate continuation statements in respect thereof. During the term of this Agreement, the Seller shall not change its name, identity or structure or relocate its chief executive office or principal place of business without first giving at least 30 days' advance written notice to the Trust Collateral Agent, the Servicer and the Insurer; provided however, that the Trust Collateral Agent, the Servicer and the Insurer shall, subject to the last sentence of this paragraph, have no right or power to prohibit a change in the Seller's name, identity or structure or a relocation of, its chief executive office or principal place of business. If any change in the Seller's name, identity or structure or the relocation of its chief executive office or principal place of business would make any financing or continuation statement or notice of lien filed in connection with this Agreement misleading within the meaning of applicable provisions of the UCC or any title statute, the Seller, promptly but in no event later than thirty days after the effective date of such change, shall file such amendments or take such other actions as may be required to preserve and protect the Trust Collateral Agent's interest in the Receivables and proceeds thereof and the Financed Vehicles and the remainder of the Trust Property. Promptly after filing such amendments or taking such other action, the Seller shall deliver to the Trust Collateral Agent and the Insurer an Opinion of Counsel stating that all financing statements, continuation statements or amendments thereto necessary to continue the perfection of the interest of the Trust Collateral Agent in the Trust Property have been filed and reciting the details thereof.

SECTION 2.2.  Conveyance of Subsequent Receivables

     (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery on each related Subsequent Transfer Date to or upon the order of the Seller of the amount described in Section 5.9(a) to be delivered to the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to the following whether then owned or thereafter acquired:

          (i) the Subsequent Receivables listed on Schedule 1 to the related Subsequent Transfer Agreement and all monies received thereon on or after the related Subsequent Cut-off Date (including amounts due on or before the Subsequent Cut-off Date but received by NAFI, the Seller or the Issuer on or after the Subsequent Cut-off Date);

          (ii) any proceeds and the right to receive proceeds with respect to such Subsequent Receivables from claims on any physical damage, credit life, disability or other insurance policies covering the related Financed Vehicles or Obligors, including rebating of insurance premiums relating to the Receivables, and any proceeds from the liquidation of the Subsequent Receivables;

          (iii) all rights of the Seller against the Dealers pursuant to Dealer Agreements or against Originators pursuant to Originator Agreements;

          (iv) the related Receivables Files and any and all other documents that NAFI or the Seller keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

          (v) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

          (vi) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein;

          (vii) its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of NAFI under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cut-off Date; and

          (viii) the proceeds of any and all of the foregoing.

     (b) The Seller shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above during the Pre-Funding Period (but not more often than once during each calendar month or as more frequently consented to in writing by the Insurer) only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date with respect to the Subsequent Receivables being transferred on such Subsequent Transfer Date:

          (i) the Seller shall have provided the Trust Collateral Agent, the Owner Trustee, each Rating Agency and the Insurer with an Addition Notice not later than ten days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to such Subsequent Receivables;

          (ii) the Seller shall have delivered the Receivables Schedule for such Subsequent Receivables to each Rating Agency and the Insurer at least three Business Days prior to such Subsequent Transfer Date, and the Trust Collateral Agent and the Insurer shall have received, prior to 10:00 a.m., New York City time, on such Subsequent Transfer Date, written notice from each Rating Agency to the effect that such transfer will not result in the downgrade or withdrawal of the rating then assigned by such Rating Agency to the Notes;

          (iii) the Seller shall have delivered to the Owner Trustee and the Trust Collateral Agent a duly executed Subsequent Transfer Agreement which shall include the Receivables Schedule for such Subsequent Receivables and a copy thereof to the Insurer;

          (iv) the Seller shall, to the extent required by Section 2.4(b), have deposited or caused to be deposited in the Collection Account all collections in respect of the Subsequent Receivables;

          (v) as of each Subsequent Transfer Date, no Servicer Termination Event or Insurance Agreement Event of Default shall have occurred and be continuing;

          (vi) after giving effect to the transfer of such Subsequent Receivables on such Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cut-off Date and the Subsequent Receivables on the related Subsequent Cut-off Dates):
     (i) the weighted average APR of the Receivables transferred to the Trust shall not be less than 18.0%, unless, with the prior consent of the Rating Agencies and the Insurer, the Seller increases the Initial Spread Account Deposit with respect to such Subsequent Receivables by the amount required by the Insurer; (ii) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than 55 months; (iii) not more than 80% of the Aggregate Principal Balance shall represent loans to finance the purchase of used Financed Vehicles; and (iv) the final scheduled payment date on the Receivable with the latest maturity shall not be later than April 21, 2003;

          (vii) each of the representations and warranties made by the Seller pursuant to Section 8.1 and pursuant to Section 3.1 with respect to such

     Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

          (viii) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, shall have approved the transfer of such Subsequent Receivables to the Trust and shall have been reimbursed for any fees and expenses incurred by the Insurer in connection with the granting of such approval;

          (ix) on or before such Subsequent Transfer Date, the Seller shall deliver to the Trust Collateral Agent (with copies to the Insurer) (A) an Officer's Certificate of NAFI substantially in the form attached hereto as
     Exhibit 2.2A, (b) an Officer's Certificate of the Seller substantially in the form attached hereto as Exhibit 2.2B, and (C) a Subsequent Transfer Agreement executed by the Seller and including, as an attachment thereto, a Receivables Schedule identifying such Subsequent Receivables; and

          (x) on or before such Subsequent Transfer Date, the Seller shall have provided any information reasonably requested by the Rating Agencies, the Insurer or the Trust Collateral Agent with respect to such Additional Contracts.

     The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Subsequent Receivable on the date required as specified above, the Seller will immediately repurchase such Subsequent Receivable from the Trust, at a price equal to the Purchase Amount thereof, in the manner specified in Section 2.5.

     (c) Within ten Business Days after the last day of the Pre-Funding Period, the Seller shall, at its cost and expense, cause KPMG Peat Marwick or such other nationally recognized firm of public accountants as may be acceptable to the Insurer to deliver to the Insurer a report covering the Receivables then in the Trust and addressing such procedures as the Seller and the Insurer may agree upon.

     SECTION 2.3. Further Encumbrance of Trust Property. (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1 or 2.2, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

     (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber such Trust Property. Pursuant to the Indenture and contemporaneously with such property vesting in the Trust pursuant to clause (a) above, the Trust shall grant a security interest to the Trust Collateral Agent (on behalf of the Noteholders and the Insurer) in the Trust Property to secure the repayment of the Notes. The Trust Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

     (c) Prior to the payment in full on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the end of the Term of the Note Policy and the surrender of the Note Policy by the Collateral Agent to the Insurer, the Trust Collateral Agent shall hold the Trust Property for the exclusive benefit of the Trustee on behalf of the Noteholders and the Insurer. Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Trust contained in Article III of the Indenture shall, until payment in full of the Trust Certificates, remain as covenants of the Trust for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent that such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trust Collateral Agent under Article IV of the Indenture following discharge of the Indenture shall thereupon vest in Certificateholders.

     (d) The Trust Collateral Agent shall, at such time as there are no Notes outstanding and all sums due to (i) the Trustee or any agent or counsel thereof pursuant to the Indenture, (ii) the Insurer under the Insurance Agreement and
(iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, and the Term of the Note Policy has expired and the Trust Collateral Agent has surrendered the Note Policy to the Insurer, release any remaining portion of the Trust Property to the Seller.

     SECTION 2.4. Books and Records; Payments on Receivables. (a) The Servicer shall be responsible for maintaining, and shall maintain and cause the respective Sub-Servicers, if any, to maintain, a complete set of books and records (including tapes and disks for computer use) for each Receivable to the extent that such books and records were delivered to the Servicer or such Sub-Servicer or were developed by it during the course of servicing such Receivable. The Servicer shall, and shall cause the respective Sub-Servicers to, maintain such books of account and other records as will enable the Trust Collateral Agent to determine the ownership status of each Receivable; provided however, that neither the Servicer nor any Sub-Servicer shall be required to physically mark or segregate any Receivables or other Receivable Documents to indicate such ownership status. On or before the Closing Date and each Subsequent Transfer Date, the Seller and the Servicer shall deliver to the Custodian all Receivable Documents in its possession or under its control, and shall promptly deliver to the Custodian any Receivable Documents that subsequently come into its possession or within its control. The Servicer hereby warrants, represents and covenants to and with the Trust Collateral Agent and the Insurer that recordation of the name of the Servicer as lienholder in the Title Documents respecting any Financed Vehicle as well as such lien itself is maintained by the Servicer as agent for the Trust Collateral Agent for the benefit of the Trust and the Servicer has no equitable ownership in the Receivables, except as it may have by virtue of ownership of a Trust Certificate or an equity interest in the Seller or any Noteholder. The Servicer acknowledges that it is holding the Receivables coming into its possession and any other property constituting a part of the Trust Property held by it, in trust for the benefit of the Trust Collateral Agent (on behalf of the Noteholders and the Insurer).

     (b) On the Closing Date, the Seller shall deliver to the Trust Collateral Agent for deposit in the Collection Account, or to the extent received by the Servicer or any Sub-Servicer, cause the Servicer to deliver or cause to be delivered to the Trust Collateral Agent for deposit in the Collection Account, all payments received on the Receivables on or after the Initial Cut-off Date and on or before the second Business Day preceding the Closing Date. Within two Business Days after a Subsequent Transfer Date, the Seller shall deliver to the Trust Collateral Agent for deposit in the Collection Account, or to the extent received by the Servicer or any Sub-Servicer, cause the Servicer to deliver or cause to be delivered to the Trust Collateral Agent for deposit in the Collection Account, all payments received on the Receivables on or after the applicable Cut-off Date and on or before such Subsequent Transfer Date.

     SECTION 2.5. Seller Repurchase of Receivables. The Trust Collateral Agent, based solely upon the representations of the Custodian, acknowledges receipt by the Custodian as of the Closing Date and each Subsequent Transfer Date, as the case may be, of a Receivable File relating to each Receivable. It is understood and agreed that the Custodian makes no representation as to the contents of any Receivable File. If the Servicer or any such Sub-Servicer subsequently finds any document or documents constituting a part of a Receivable File to be missing or defective in any material respect, the Servicer or such Sub-Servicer shall promptly so notify the Trust Collateral Agent, the Insurer and the Seller in writing, and the Servicer shall add such item to the exceptions list. The Seller shall use best efforts to cure each such omission or defect on the exceptions list. If the Seller does not correct or cure any such omission or defect within sixty (60) days from the date the Trust Collateral Agent was notified of such omission or defect, then the Seller shall promptly accept a retransfer of the related Receivable from the Trust Collateral Agent. The Purchase Amount for the retransferred Receivable shall be delivered by the Seller to the Trust Collateral Agent for deposit in the Collection Account and upon receipt of the Purchase Amount by the Trust Collateral Agent and its receipt of written notice thereof, the Trust Collateral Agent shall cause the Custodian to release to the Seller the related Receivable File and the Trust Collateral Agent shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in the Seller or its designee any Receivable released pursuant hereto. It is understood and agreed that the obligation of the Seller to accept a retransfer of any Receivable as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Noteholders or the Trust Collateral Agent on behalf of Noteholders.

                                  ARTICLE III

                                 The Receivables

     SECTION 3.1. Representations and Warranties of Seller. The Seller makes the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B as to the Receivables and the Other Conveyed Property on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Receivables, and as of the related Subsequent Transfer Date in case of the Subsequent Receivables (unless another date or time period is otherwise specified or indicated in the particular representation or warranty), but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture. Such representations and warranties shall survive assignment of the Receivables to the Trust Collateral Agent and shall survive as long as any Note is outstanding or this Agreement has not been terminated.

     SECTION 3.2. Repurchase upon Breach

     (a) The Seller, the Servicer, any Sub-Servicer, the Insurer, any Trust Officer of the Trust Collateral Agent or the Owner Trustee, as the case may be, shall promptly inform each of the other parties and the Insurer, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1 which materially and adversely affects the interests of the Noteholders or the Insurer in the related Receivable (any Sub-Servicer being so obligated under the related Sub-Servicing Agreement); provided, however, that the failure to give any such notice shall not derogate from any obligations of the Seller under this Section 3.2. In addition, with respect to any Receivables in respect of which the Title Documents were being applied for on the Closing Date or the relevant Subsequent Transfer Date, as applicable, if such Title Documents have not been received by the Servicer within 180 days after the Closing Date or such Subsequent Transfer Date, as applicable, the Servicer shall give the Trust Collateral Agent, the Insurer and Seller written notice of such fact. If the Seller does not correct or cure such breach (including delivery of such Title Documents, if applicable) by the Reporting Date occurring during the second full calendar month following the calendar month in which the Trust Collateral Agent was notified or the Seller, any Sub-Servicer or the Servicer became aware, if earlier, of such breach (including failure to deliver such Title Documents), then the Seller shall promptly repurchase such Receivables from the Issuer. Any such repurchase by the Seller shall be in exchange for the delivery by the Seller to the Issuer of the Purchase Amount and shall be accomplished in the manner set forth in Section 5.6 and the Trust shall execute such assignments and other documents reasonably requested by such Person in order to effect such repurchase. It is understood and agreed that the obligation of the Seller to repurchase any Receivable as to which such a breach has occurred and is continuing as described above shall, except as described in the following paragraph, constitute the sole remedy respecting such breach available to the Servicer, the Noteholders, the Insurer, the Issuer, the Trust Collateral Agent, the Trustee and the Owner Trustee.

     In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller or by the Servicer pursuant to Section 4.1, the Seller shall indemnify the Trust, the Trust Collateral Agent, the Insurer, and the Noteholders and any of their respective officers, directors, employees or agents against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the representation.

     (b) Pursuant to Section 2.1 and 2.2 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including with respect to the delivery requirements, representations and warranties and the cure or repurchase obligations of NAFI thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of NAFI under the Purchase Agreement.

     SECTION 3.3. Custody of Receivables Files. The Custodian shall maintain custody and possession of the Receivable Files as custodian and bailee for, in accordance with and pursuant to the Custodial Agreement.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

     SECTION 4.1. Duties of the Servicer

     (a) The Servicer shall service and administer the Receivables on behalf of the Trust and shall have full power and authority, acting alone and/or through Sub-Servicers as provided in Section 4.2, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in the Servicer's sole determination, which shall be conclusive and binding, such waiver, modification, postponement or indulgence is not materially adverse to the Noteholders or the Insurer; provided however, that the Servicer may not permit any modification with respect to any Receivable that would change its Annual Percentage Rate, defer the payment of any principal or interest (except to the extent permitted by Section 4.6(a)), reduce the outstanding principal balance (except for actual payments of principal), or extend (except to the extent permitted by Section 4.6(a)) the final maturity date on such Receivable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of the Seller is hereby authorized and empowered by the Trust Collateral Agent when the Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary procedures. If any Receivable contains a "due-on-sale" provision allowing the holder thereof to accelerate the Receivable upon sale of the Financed Vehicle financed thereunder, the Servicer shall take reasonable steps under the circumstances to enforce such due on sale provision if a Financed Vehicle is sold as soon as practicable after determining that such Financed Vehicle has been sold; provided however, that the Servicer shall not be obligated to take any legal action to enforce such provision.

     (b) The Servicer shall service and administer the Receivables by employing procedures (including collection procedures) and a degree of care consistent with prudent industry standards and as are customarily employed by servicers in servicing and administering comparable motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall take all actions (in addition to those required to be taken by the Seller pursuant to this Agreement) that are necessary or desirable to maintain continuous perfection and first priority of security interests of NAFI in the Financed Vehicles and to maintain continuous perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust Collateral Agent, including, but not limited to, using reasonable efforts to obtain execution by the Obligors and the recording, registering, filing, re-recording, re-registering and refiling of all Title Documents (it being understood that Title Documents have not been and need not be endorsed or delivered to the Trust Collateral Agent and do not and need not identify the Trust Collateral Agent as the secured party or lienholder with respect to the Receivables), security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interests granted by the Obligors under the respective Receivables on behalf of the Trust Collateral Agent; provided however, that the Servicer is not required to expend any of its own funds to remove any security interest, lien or other encumbrance on any Financed Vehicle. The Servicer shall not take any action to impair the Trust's rights in any Receivable, except to the extent allowed pursuant to this Agreement or required by law. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.1(a). Upon discovery by either the Servicer or any Sub-Servicer by a Trust Officer of the Trust Collateral Agent of a default by the Servicer in the performance of its obligations under this Section 4.1(b) which materially and adversely affects the interests of the Noteholders or the Insurer in the related Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties and the Insurer. If the Servicer does not correct or cure such default by the Reporting Date occurring during the second full calendar month following the calendar month in which the Trust Collateral Agent was notified, or the Servicer, the Trust Collateral Agent or the Sub-Servicer became aware, if earlier, of such default, then the Servicer shall promptly purchase such Receivable from the Trust. Any such purchase by the Servicer shall be in exchange for the delivery by the

Servicer to the Trust of the Purchase Amount. Except as expressly provided in
Section 9.2 and subject to Section 10.1, it is understood and agreed that the obligation of the Servicer to repurchase any Receivable as to which such a default has occurred and is continuing as described above shall constitute the sole remedy respecting such default available to the Seller, the Noteholders, the Insurer or the Trustee on behalf of the Noteholders.

     (c) Upon the occurrence of an Insurance Agreement Event of Default pursuant to Section 5.01(b), (c), (d), (e) or (j) of the Insurance Agreement, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer in writing to take or cause to be taken or, if an Insurer Default shall have occurred and be continuing, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent. NAFI hereby makes, constitutes, and appoints, the Trust Collateral Agent acting through its duly appointed officers or any of them, its true and lawful attorney, for it and in its name and on its behalf, for the sole and exclusive purpose of authorizing said attorney to execute and deliver as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to show the Trust Collateral Agent as lienholder or secured party on the related Lien Certificates relating to a Financed Vehicle. NAFI hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance

Agreement Event of Default, the out-of-pocket expenses of the Servicer in connection with such action shall be reimbursed to the Servicer by the Controlling Party.

     (d) Subject to Section 9.5, the Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it by the Trust Collateral Agent pursuant to this Agreement, through Persons appointed by the Servicer. Such Persons may include affiliates of the Servicer and may include the Seller and its affiliates. Notwithstanding any such delegation of a duty, the Servicer shall remain obligated and liable for the performance of such duty as if the Servicer were performing such duty.

     (e) Upon the execution and delivery of this Agreement, the Servicer shall deliver to the Trust Collateral Agent and the Insurer a list of officers and employees of the Servicer, upon which the Trust Collateral Agent may conclusively rely, involved in, or responsible for, the administration and servicing of the Receivables, which list shall from time to time be updated by the Servicer as additional officers and employees of the Servicer become involved, or responsible for, the administration and servicing of the Receivables or officers or employees of the Servicer previously identified on any such list become disassociated with the administration and servicing of the Receivables.

     (f) The Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of the Trust such instruments and documents as may be customary, necessary or desirable in connection with the performance of the Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables and the Financed Vehicles and such instruments or documents as may be necessary to effect foreclosure or other conversion of the ownership of any Financed Vehicle). In furtherance thereof, the Trust Collateral Agent hereby irrevocably appoints the Servicer as its attorney-in-fact, such appointment being coupled with an interest, to execute on its behalf such documents or instruments as are necessary to effect the Repossession of Financed Vehicles, to deliver applicable Receivable Files, Receivable Documents and Title Documents to the Seller upon the sale of a Receivable to the Seller under this Agreement and to deliver applicable Receivable Files, Receivable Documents and Title Documents upon liquidation or final payment of a Receivable. The Trust Collateral Agent, upon receipt of a certificate of a Servicing Official requesting the same be accepted by the Trust Collateral Agent and certifying as to the reasons such documents are required, shall furnish the Servicer with any other powers of attorney or other documents reasonably necessary or appropriate which the Trust Collateral Agent may legally execute to enable the Servicer to carry out its servicing and administrative duties hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Trust Collateral Agent, the Insurer, any Noteholder, or the Seller for the consequences of any delay resulting from having to obtain such documents from the Trust Collateral Agent, provided that the Servicer furnished such certificate to the Trust Collateral Agent reasonably promptly after determining the necessity therefor in the particular instance.

     SECTION 4.2. Sub-Servicing Agreements between Servicer and the Sub Servicers. Subject to Section 9.5, the Servicer may enter into Sub-Servicing Agreements with one or more Sub-Servicers for the servicing and administration of certain of the Receivables with the prior written consent of the Insurer (so long as a Insurer Default shall not have occurred and be continuing), which consent shall not be unreasonably withheld. The Servicer shall notify each Rating Agency, the Trust Collateral Agent, the Backup Servicer and the Insurer promptly after entering into any Sub-Servicing Agreement. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Receivables include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer. Each Servicing Agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Sub-Servicer have agreed. Each Sub-Servicing Agreement shall require that the related Sub-Servicer acknowledge that it is holding the Receivables and the Receivable Documents for the related Receivables coming into its possession and any other property constituting a part of the Trust Property held by it, in trust, for the benefit of the Trust Collateral Agent (on behalf of the Noteholders and the Insurer). The Servicer and a Sub-Servicer may enter into amendments thereto; provided however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement and provided further that the Servicer shall not amend any Sub-Servicing Agreement without (i) with respect to a material amendment, the prior written consent of the Insurer and (ii) with respect to all other amendments, upon five (5) days prior written notice of such amendment.

     SECTION 4.3. Obligations of the Servicer. Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated for the servicing and administering of the Receivables in accordance with the provisions of Section 4.1 of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     SECTION 4.4. No Contractual Relationship between a Sub-Servicer and Trust Collateral Agent or Noteholders. Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Receivables involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between a Sub-Servicer and the Servicer alone, and the Trust Collateral Agent, the Trust, the Trustee, the Backup Servicer, the Insurer and

Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to a Sub-Servicer except as expressly set forth in Section 4.5 or in the applicable Sub-Servicing Agreement; provided that, if the Servicer is deemed terminated, the Sub-Servicer may be terminated. The Servicer shall promptly provide to the Trust Collateral Agent, the Backup Servicer and the Insurer any notice received from a Sub-Servicer.

     SECTION 4.5. Assumption or Termination of Sub-Servicing Agreement by Trust Collateral Agent. In the event the Servicer shall for any reason no longer be the servicer of the Receivables (including by reason of a Servicer Termination Event), the Backup Servicer or other successor Servicer or its designee will thereupon assume all of the rights and obligations of the Servicer under any Sub-Servicing Agreements that may have been entered into by the Servicer by giving notice of such assumption to the relevant Sub-Servicer or Sub-Servicers within ten (10) Business Days of the termination of the Servicer as servicer of the Receivables. Upon the giving of such notice, the successor Servicer or its designee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to the Sub-Servicing Agreement to the same extent as if the Sub-Servicing Agreement had been assigned to the assuming party except that the Servicer and the Sub-Servicer, if any, shall not thereby be relieved of any accrued liability or obligations under the Sub-Servicing Agreement and the Sub-Servicer, if any, shall not be relieved of any liability or obligation to the Servicer that survives the assignment or termination of the Sub-Servicing Agreement. The Trust Collateral Agent shall notify each Rating Agency and the Insurer if any Sub-Servicing Agreement is assumed by a successor Servicer or its designee.

     The Servicer shall, upon request of the Trust Collateral Agent but at the expense of the Servicer, deliver to the assuming party all documents and records relating to the Sub-Servicing Agreement and the Receivables then being serviced and an accounting of amounts collected and held by it and otherwise use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

SECTION 4.6. Collection of Receivable Payments

     (a) The Servicer shall proceed diligently to collect all payments called for under the terms and provisions of the Receivables, and shall service the Receivables in a manner consistent with the servicing standards and procedures generally accepted in the financial services industry for similar Receivables, and as otherwise expressly provided by this Agreement, including Section 4.1(a). Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the then current maturity date of a Receivable by two months, once during each calendar year at the request of the related Obligor on account of the Obligor's adverse financial circumstances that affect the Obligor's ability to make payments under such Receivable; provided however, that the Servicer may not so extend the then current maturity date of Receivable more than twice during the life of such Receivable; provided further, that the Average Extension Ratio for any calendar month, commencing January 1998, shall not exceed 2.5% for each January, August, September and December and 2.0% for any other calendar month. The "Average Extension Ratio" for any calendar month shall equal the arithmetic average of the Extension Ratios for such calendar month and the two preceding calendar months (for example, the Average Extension Ratio for January 1998 will equal the arithmetic average of the Extension Ratios for the months November 1997, December 1997 and January 1998 and will be included in the report delivered by the Servicer pursuant to
Section 4.11 on or before the February 1998 Reporting Date). The "Extension Ratio" for any calendar month shall equal the percentage equivalent of a fraction the numerator of which is the aggregate number of Receivables that have been extended during such calendar month and the denominator of which is the aggregate number of Receivables outstanding as of the first day of such calendar month.

     (b) Except as provided in subsection (c) below, the Servicer shall provide Obligors with a monthly statement in order to enable such Obligors to make payments with respect to the Receivables, whether by check mailed directly to the Post-Office Box or by direct debit of the Obligor's bank account. On each Business Day, pursuant to the Lockbox Agreement, the Lockbox Processor shall transfer any payments from Obligors received in the Post-Office Box to the Lockbox Account. The Servicer shall cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the next Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Bank.

     The Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make any such payments after the applicable Cutoff Date directly to the Post-Office Box (except in the case of Obligors that have already been making such payments to the Post-Office Box), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Post-Office Box for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to may payments to the Post-Office Box. The Servicer on behalf of the Trust Collateral Agent shall establish and maintain the Post-Office Box at a United States Post Office branch for the benefit of the Noteholders and the Insurer.

     (c) In the event that a Sub-Servicer is appointed in accordance with
Section 9.5, the Servicer shall cause the Sub-Servicer to maintain a Sub-Servicer Account to which Obligors shall have been directed to remit payments in respect of the Receivables. The Servicer shall instruct (or shall cause the Sub-Servicer to instruct) all Obligors to make all payments due in respect of the Receivables to the Sub-Servicer Account. The Servicer shall, pursuant to the Sub-Servicing Agreement, cause the Sub-Servicer to use any amounts other than collections in respect of motor vehicle financing obligations serviced by the Sub-Servicer. The Servicer shall cause the Sub-Servicer to use its best efforts to transfer to the Collection Account all collected funds on deposit in the Sub-Servicer Account that constitute part of the Trust Property within one Business Day, and in any event within two Business Days of receipt thereof. If a Sub-Servicer Account is terminated for any reason prior to the establishment of, and notification to Obligors to remit payments to, a replacement servicing account comparable to such Sub-Servicer Account, the Servicer shall promptly, and in any event within 30 days of termination of such Sub-Servicer Account or comparable account, establish a Lockbox Account pursuant to a Lockbox Agreement and notify all Obligors to remit payments in respect of the Receivables in accordance with subsection (b) above.

     (d) If the Servicer, the Seller, NAFI or any Sub-Servicer receives collections under or other payments in respect of the Receivables, each such Person shall as soon as practicable, but no later than two Business Days following receipt of such item by such Person, cause such payment to be remitted to the Trust Collateral Agent for deposit to the Collection Account. If the Servicer determines that any amount that is not a part of the Trust Property has been deposited in any Trust Account, the Servicer shall promptly instruct the Trust Collateral Agent by facsimile (with prompt telephone confirmation) to segregate such amount, and shall therein direct the Trust Collateral Agent to turn over such amounts to the Person entitled thereto within two Business Days. A copy of any such direction shall be delivered by the Servicer to the Insurer.

     (e) Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to a Lockbox Agreement, a Lockbox Bank or a Lockbox Account, the Servicer shall remain obligated and liable to the Trust Collateral Agent and the Noteholders for servicing and administering the Receivables and the rest of the Trust Property in accordance with the provisions of this Agreement without diminution of such obligations or liability by virtue thereof, provided, however, that the foregoing shall not apply to any Backup Servicer for so long as a Lockbox Bank is performing its obligations pursuant to the terms of a Lockbox Agreement.

     In the event of a termination of the Servicer, the Backup Servicer or other successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreement subject to the terms hereof. In such event, the Backup Servicer or the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Security Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox established by the successor.

     SECTION 4.7. Maintenance of Insurance. The Servicer shall use its reasonable efforts to cause each Obligor to maintain on the related Financed Vehicle a comprehensive and collision policy providing coverage at least equal to the lesser of (i) the actual cash value of such Financed Vehicle and (ii) the unpaid balance owing on the related Receivable, less Unearned Finance Charges; provided however, that the Servicer shall not be obligated to expend its own funds to pay any insurance premiums or obtain or maintain any such policy. Pursuant to Section 4.6 any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Financed Vehicles or amounts released to the Obligor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. All policies required by this paragraph shall be endorsed with clauses providing for loss payable to the Servicer or the relevant Sub-Servicer and its successors and assigns. Servicer shall maintain and keep in place a vendor's single interest insurance policy.

     SECTION 4.8. Realization upon Defaulted Receivables

     (a) In the event that a Receivable becomes and continues to be a Defaulted Receivable, the Servicer shall take all reasonable and lawful steps necessary for Repossession; provided however, that the Servicer shall not be obligated to institute any action for Repossession through judicial proceedings unless it determines in its good faith judgment, which determination will be conclusive and binding, that Liquidation Proceeds that would be realized in connection therewith or amounts payable pursuant to the last sentence of this Section 4.8 would be sufficient for the reimbursement in full of its out-of-pocket expenses pursuant to this Agreement. In connection with such Repossession, the Servicer shall follow such practices and procedures required by Section 4.1 and make advances of its own funds for any out-of-pocket expenses incurred. The Servicer shall be reimbursed for Liquidation Expenses (including advances) by retention of the required reimbursement from the first Liquidation Proceeds received with respect to such Defaulted Receivable. The Servicer shall be entitled to receive the following amounts with respect to any Receivable the Obligor of which has filed bankruptcy or against whom a petition for involuntary bankruptcy has been filed: a one time fee of $200 in respect of those Receivables not referred to outside legal counsel, or, in the case of those Receivables that are so referred, reimbursement of the reasonable fees and expenses of outside legal counsel, if their retention was necessary in the reasonable judgment of the Servicer.

     (b) In the event the Servicer delivers any Repossessed Financed Vehicle for sale to a Dealer, it agrees that prior to such delivery, it shall make such filings and effect such notices as are necessary under Section 9-114(1) of the New York UCC (or comparable section of the UCC of any applicable state) to preserve its ownership interest (or security interest, as the case may be) in any such Repossessed Financed Vehicle. The Servicer agrees that at any time after 45 days from the Closing Date the aggregate number of unliquidated Repossessed Financed Vehicles delivered for sale to all Dealers with respect to which the actions referred to in the prior sentence have not been effected shall not exceed the lesser of (i) 35 Repossessed Financed Vehicles or (ii) 20% of the aggregate number of unliquidated Repossessed Financed Vehicles. The Servicer further agrees that the number of unliquidated Repossessed Financed Vehicles delivered for sale to any individual Dealer shall at no time exceed 35.

     SECTION 4.9. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee (together, the "Servicing Fee") for the related Due Period pursuant to Section
5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, fees and expenses of any Sub-Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Insurer and all other fees and expenses of the Owner Trustee, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of NAFI) and shall not be entitled to reimbursement therefor except as specifically provided herein. The Servicer shall be liable for the fees, charges and expenses of the Owner Trustee, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, the Lockbox Bank, any Sub-Servicer and their respective agents (and any fees under the Lockbox Agreement).

     SECTION 4.10. [Reserved]

     SECTION 4.11. Reports

     (a) Not later than the Reporting Date, the Servicer shall forward to the Trust Collateral Agent, the Trustee, the Backup Servicer, each Rating Agency, the Insurer and the Seller a statement substantially in the form attached hereto as Exhibit B (as such form may be modified from time to time by agreement between the Trust Collateral Agent and the Servicer with the prior written consent of the Insurer), certified by an officer of the Servicer. In addition to the information required by Exhibit B, the Servicer shall include in the copy of such statement delivered to the Insurer (i) the Delinquency Ratio, Average Delinquency Ratio, Default Rate, Average Default Rate, Net Loss Rate, Average Net Loss Rate, Average Extension Ratio and Extension Ratio for such Reporting Date, (ii) whether any Trigger Event has occurred as of such Reporting Date, (iii) whether any Trigger Event that may have occurred as of a prior Reporting Date is deemed cured as of such Reporting Date, and (iv) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

     (b) On the first Business Day after each Determination Date, the Trust Collateral Agent shall forward by telecopier to the Servicer, the Insurer and the Seller a statement (and shall also mail a copy to the Servicer, the Insurer and the Seller) setting forth the amount, if any, on deposit in the Collection Account, the Distribution Account, the Pre-Funding Account, the Note Distribution Account and the Pre-Funding Period Reserve Account as of such Determination Date. Not later than the close of business on the fourth Business Day prior to each Distribution Date, the Trust Collateral Agent shall forward by telecopier to the Collateral Agent and the Insurer a copy of the statement required to be delivered to Noteholders on such Distribution Date pursuant to
Section 5.10 prepared assuming that the Insurer will not exercise its right under Section 5.11 and based on information set forth by the Servicer in the statement substantially in the form of Exhibit B hereto. Not later than five days after each Determination Date, the Trust Collateral Agent shall forward to the Servicer, the Insurer and the Seller a statement showing, for the previous Distribution Date, the aggregate of withdrawals from the Distribution Account and the withdrawals and deposits to the Spread Account.

     SECTION 4.12. Annual Statement as to Compliance, Notice of Servicer Termination Event

     (a) The Servicer shall deliver or cause to be delivered to each Rating Agency, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1998, an Officer's Certificate signed by any responsible officer of the Servicer, or such Eligible Sub-Servicer who is performing the servicing duties of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Sub-Servicer has fulfilled its obligations under its Sub-Servicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such employee and the nature and status thereof.

     (b) The Servicer shall deliver to the Trust Collateral Agent, the Insurer, the Backup Servicer, the Noteholders and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 10.1.

     SECTION 4.13. Annual Independent Accountants' Report.

     (a) The Servicer shall, at its expense, cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer, on or before March 30 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 30, 1998, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Trustee, the Owner Trustee, the Trust Collateral Agent and to the Insurer, to the effect that such firm has audited the books and records of the Servicer and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of automobile installment sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the servicing agreements covered thereby, including this Agreement); (3) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile installment sales contracts; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountants' Report shall further state that (1) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates for the Trust; (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found; and (3) the delinquency and loss information relating to the Receivables contained in the Servicer Certificates were found to be accurate.

     (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     (c) A copy of the Accountant's Report may be obtained by any Noteholder by a request in writing to the Trust Collateral Agent addressed to its Corporate Trust Office.

     SECTION 4.14. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. Each of the Seller and Servicer will permit any authorized representative or agent designated by the Insurer to visit and inspect any of the properties of the Seller or Servicer, as the case may be, to examine the corporate books and financial records of the Seller or Servicer, as the case may be, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Seller or Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. Any expense incident to the exercise by the Insurer of any right under this Section 4.14 shall be borne by NAFI, so long as NAFI is the Servicer. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours.

     SECTION 4.15. Monthly Tape. (a) On or before the fourth Business Day, but in no event later than the fifth calendar day, of each month, the Servicer will deliver to the Trust Collateral Agent, the Insurer and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent and the Backup Servicer containing the information with respect to the Receivables as of the preceding Determination Date necessary for preparation of the Servicer's Certificate relating to the immediately succeeding Determination Date and necessary to determine the application of collections as provided in Section 5.4.

     SECTION 4.16. Retention and Termination of Servicer. The Servicer hereby covenants and agrees to act as such under the Agreement for an initial term, commencing on the Closing Date and ending on March 31, 1998, which term shall be extendible by the Insurer for successive quarterly terms ending on each successive March 31, June 30, September 30 and December 31 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Trust Collateral Agent, for any specified number of terms greater than one), until the termination of the Trust. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Insurer to the Trust Collateral Agent and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the date hereof and for the duration of the term covered by such Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent agrees that, as of the fifteenth day prior to the last day of any term of the Servicer, if in which the Trust Collateral Agent shall not have received any Servicer Extension Notice from the Insurer, the Trust Collateral Agent will, within five days thereafter, give written notice of such non-receipt to the Insurer, and the Servicer and the Servicer's term shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term.


     SECTION 4.17. Custodial Arrangement. The Custodian shall maintain custody and possession of the Receivable Files as custodian and bailee in accordance with and pursuant to the Custodial Agreement. The Servicer hereby assigns all of its right, title and interest in, but none of its obligators thereunder, and to such Custodial Agreement to the Trust Collateral Agent. To the extent the Servicer receives any notices with respect to the Custodial Agreement, the Servicer will forward a copy of such notice to the Trust Collateral Agent and the Insurer.

                                   ARTICLE V

                         Trust Accounts; Distributions;
                            Statements to Noteholders

SECTION 5.1.  Establishment of Trust Accounts.

     (a) (i) The Trust Collateral Agent, on behalf of the Noteholders, the Certificateholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders, the Certificateholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

          (ii) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

          (iii) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Pre-Funding Account shall initially be established with the Trust Collateral Agent.

          (iv) The Trust Collateral Agent, on behalf of the Noteholders, the Certificateholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the "Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders, the Certificateholders and Insurer. The Distribution Account shall initially be established with the Trust Collateral Agent.


     (b) The Trust Collateral Agent shall deposit the following amounts into the Collection Account upon receipt: (i) all amounts withdrawn by the Servicer from the Lockbox Account or by a Sub-Servicer from the Sub-Servicer Account and all amounts received by the Servicer, the Seller, NAFI or any Sub-Servicer and transferred to the Trustee pursuant to Section 4.6(d); (ii) the Purchase Amount received in respect of any Purchased Receivables pursuant to Sections 2,2, 2.5,
3.2 and 4.1 hereof; (iii) all income and gain from investments of funds in the Collection Account; and (iv) all Liquidation Proceeds (net of Liquidation Expenses retained by the Servicer or Sub-Servicer) and other amounts with respect to the Trust Property, if any, received from the Seller, the Servicer or any Sub-Servicer.

     (c) On each Distribution Date, the Trust Collateral Agent shall, at the written direction of the Servicer, withdraw from the Collection Account and deposit in the Distribution Account the amount on deposit in the Collection Account as of the close of business on the related Determination Date (other than any pay-ahead amounts, as provided in Section 5.4) and any amount deposited to the Collection Account in respect of Purchased Receivables on or prior to the related Reporting Date and subsequent to the preceding Reporting Date, less the sum of (i) the Supplemental Servicing Fee collected with respect to the Receivables on deposit in the Collection Account as of such Determination Date,
(ii) any income and gain on investments of deposits in the Collection Account as of such Determination Date, (iii) any collection or other amounts deposited to the Collection Account in respect of Purchased Receivables other than the Purchase Amounts. In addition, on each Distribution Date, the Trust Collateral Agent shall, in accordance with the written direction of the Servicer, withdraw from the Collection Account and shall pay (i) to the Seller any income and gain on investments then on deposit in the Collection Account and all late payment fees then on deposit in the Collection Account and (ii) to pay to the Seller with respect to each Purchased Receivable or property acquired in respect thereof, all amounts received thereon and not distributed as of, or received after, the date on which the related Principal Balance or Purchase Amount (or, in the case of a retransfer pursuant to Section 11.1, the purchase amount required therein) is determined. In the event the Servicer, any Sub-Servicer or the Trust Collateral Agent shall deposit in the Collection Account any amount in error and such amount is not required to be deposited therein, the Trust Collateral Agent may withdraw at any time, on its own behalf if the erroneous deposit was made by the Trust Collateral Agent and on behalf of the Servicer or Sub-Servicer if the erroneous deposit was made by the Servicer or Sub-Servicer promptly after receipt of an Officer's Certificate setting forth the reason for such withdrawal of such amount from the Collection Account, any provision herein to the contrary notwithstanding.

     (d) Funds on deposit in the Collection Account, the Pre-Funding Account, the Note Distribution Account, the Distribution Account and the Pre-Funding Period Reserve Account (collectively, the "Trust Accounts") shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer

(pursuant to standing instructions or otherwise) which, absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investments set forth herein. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account other than the Pre-Funding Period Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in the Pre-Funding Account shall be invested by the Trust Collateral Agent pursuant to written instructions from the Seller in Eligible Investments that mature no later than the Business Day next preceding the earlier of the date on which such funds are expected to be needed and the Distribution Date next succeeding the date of such investment (or on such date or such Distribution Date, as the case may be, if such Eligible Investment is an obligation of the institution maintaining the Pre-Funding Account), and no such investment shall be sold prior to its maturity. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

     (e) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trust Collateral Agent in the Collection Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, and any loss resulting from such investments shall be charged to the Collection Account. The Servicer shall not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if necessary, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel to such effect upon which the Trust Collateral Agent may conclusively rely.

     (f) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

     (g) If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more

Eligible Investments pursuant to paragraph (d) above.

     (h) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding all Investment Earnings on the Collection Account) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

          (ii) With respect to the Trust Account Property:

               (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

               (B) any Trust Account Property that constitutes an instrument within the meaning of Section 9-105(1)(I) of the UCC and are susceptible of physical delivery shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or its nominee or custodian acting solely for the Trust Collateral Agent;

               (C) any Trust Account Property that constitutes a certificated security (as defined in Section 8-102(a)(4) of the UCC) shall be delivered to the Trust Collateral Agent in accordance with paragraph
          (b) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or by a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trust Collateral Agent;

               (D) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

               (E) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (d) of the definition of "Delivery" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security or the agreement of the issuer thereof to comply with the instructions of the Trust Collateral Agent as described in such clause (D) pending maturity or disposition;

               (F) any Trust Account Property that is a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC), a securities intermediary (i) credits, accepts for credit or is required to credit a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) to the Trust Collateral Agent's securities account, (ii) has agreed that it will comply with the entitlement orders described in clause (f) of the definition of "Delivery" or (iii) confirms the purchase of such Trust Account Property, and makes such entries on its books and records, in the manner and as described in such clause (f), and such credit, agreement or entries are maintained pending maturity or disposition.

     SECTION 5.2. Pre-Funding Period Reserve Account

     (a) The Servicer shall cause the Trust Collateral Agent to establish and maintain an Eligible Deposit Account (the "Pre-Funding Period Reserve Account") with the Trust Collateral Agent, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Insurer.

     On or prior to the Closing Date, the Seller shall deposit an amount equal to the Pre-Funding Period Reserve Account Initial Deposit into the Pre-Funding Period Reserve Account.

     (b) (i) On the Distribution Dates occurring on or prior to the Distribution Date next succeeding termination of the Pre-Funding Period, the Trust Collateral Agent shall, in accordance with the Servicer's Certificate, withdraw from the Pre-Funding Period Reserve Account the Monthly Pre-Funding Period Reserve Amount for such Distribution Date and deposit such amount in the Collection Account as further provided in Section 5.7.

               (ii) On the Distribution Dates occurring on or prior to the Distribution Date next succeeding termination of the Pre-Funding Period, Servicer shall instruct the Trust Collateral Agent in writing to withdraw from the Pre-Funding Period Reserve Account and pay to the Seller on such Distribution Date an amount equal to the amount of funds on deposit in the Pre-Funding Period Reserve Account (after giving effect to any required transfer pursuant to the preceding clause (i) on such Distribution Date) in excess of the Required Reserve Amount for such Distribution Date. Upon any such distributions to the Seller, the Noteholders and the Insurer will have no further rights in, or claims to, such amounts.

               (iii) Any amounts remaining in the Pre-Funding Period Reserve Account on the Distribution Date next succeeding termination of the Pre-Funding Period after taking into account the transfer pursuant to
          Section 5.7(a)(i) or (ii) shall be remitted by the Trust Collateral Agent to the Seller. Upon any such distributions to the Seller, the Noteholders and the Insurer will have no further rights in, or claims to, such amounts.

     SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Due Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent written notice to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the

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

Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date.

     SECTION 5.4. Application of Collections. For all purposes of this Agreement the allocation of a payment on a Receivable between principal and interest shall be made based upon the amortization method provided in the related Contract. For purposes of allocating a pay-ahead payment on a Receivable between principal and interest, the pay-ahead shall be deemed to have been received on the date it was actually due. For all purposes of this Agreement, no amount shall be treated as collected under a Receivable until such amount has been deposited into the Collection Account.

     SECTION 5.5. Withhdrawals from Series 1998-1 Spread Account

     (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Available Amount with respect to such Distribution Date is less than the sum of the amounts payable on the related

Distribution Date pursuant to clauses (i) through (iv) (other than any Note Prepayment Amount) of Section 5.7(b) (such deficiency being a "Deficiency Claim Amount"), which notice shall also state if there are not sufficient amounts in the Spread Account to cover such deficiency, then on the Business Day immediately preceding the related Draw Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Insurer and the Servicer, by hand delivery, telex or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Distribution Date and the Note Policy Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

     (b) Any Deficiency Notice shall be delivered by 10:00 am., New York City time, on the Business Day immediately preceding the Draw Date immediately preceding the related Distribution Date. The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6.

     SECTION 5.6. Additional Deposits

     (a) NAFI and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Reporting Date following the date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

     (b) Any Insolvency Proceeds shall be deposited in the Collection Account pursuant to Section 11.1(b).

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

     SECTION 5.7. Distributions

     (a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered pursuant to Section 4.11 on the related Reporting Date unless the Insurer shall have notified the Trust Collateral Agent of any errors or deficiencies with respect thereto) cause to be made the following transfers and distributions in the amounts set forth in such report for such Distribution Date:

          (i) During the Pre-Funding Period, from the Pre-Funding Period Reserve Account to the Note Distribution Account, in immediately available funds, the Monthly Pre-Funding Period Reserve Amount for such Distribution Date; and

          (ii) If such Distribution Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Note Distribution Account, in immediately available funds, the Pre-Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

     (b) On each Distribution Date, the Trust Collateral Agent shall, to the extent of the Available Amount (any amount of which was deposited to the Distribution Account pursuant to Section 5.11 to be applied only as directed by the Insurer) together with funds withdrawn from the Spread Account, if any, make the following payments (in case of the withdrawals from the Spread Account, for payments of the Servicing Fee, the Noteholders' Distributable Amount and any amounts owing to the Insurer pursuant to clause (iv) below only) in the following order of priority:

          (i) from the Distribution Account to the Servicer, the Servicing Fee for the related Due Period, Period, and any unpaid Servicing Fees from prior Due Periods to the extent not previously paid;

          (ii) from the Distribution Account to each of the Trust Collateral Agent, the Trustee, the Owner Trustee, the Collateral Agent and the Custodian, their respective accrued and unpaid fees to the extent not paid by the Servicer;

          (iii) from the Distribution Account to the Note Distribution Account, the Noteholders' Distributable Amount (other than the amount to be transferred from the Pre-Funding Account to the Note Distribution Account in accordance with Section 5.7(a)(ii));

          (iv) from the Distribution Account to the Insurer (or any designee thereof), to the extent of any amounts owing to the Insurer under the Insurance Agreement, the Indenture or this Agreement and not paid;

          (v) from the Distribution Account to the Collateral Agent for deposit to the Spread Account, all Available Amounts remaining after distribution pursuant to clause (i) through (iv) above;

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

          (vi) from amounts, if any, released from the Spread Account on such Distribution Date, to the Pre-Funding Period Reserve Account, the amount by which the Required Reserve Amount exceeds the amount of funds on deposit therein after giving effect to any withdrawals from the Pre-Funding Period Reserve Account on such Distribution Date;

          (vii) from amounts (as reduced by the distributions pursuant to clause
     (vi) above), if any, release from the Spread Account on such Distribution Date, to the Trustee and the Owner Trustee for any unreimbursed expenses and to pay any indemnities owed by the Seller to the Trustee under the Indenture or to the Owner Trustee under the Trust Agreement;

          (viii) from amounts (as reduced by the distribution pursuant to clauses (vi) and (vii) above), if any, released from the Spread Account on such Distribution Date, to reimburse the Servicer for any expense of an Opinion of Counsel incurred in connection with an amendment to the Indenture, and any expenses incurred by the Servicer in connection with a realization upon a Defaulted Receivable;

          (ix) from amounts (as reduced by the distribution pursuant to clauses
     (vi), (vii) and (viii) above), if any released from the Spread Account on such Distribution Date, to reimburse the Backup Servicer for expenses incurred by the Backup Servicer and to reimburse the Servicer for expenses incurred by and reimbursable, or any indemnities payable by the Seller, to the Servicer pursuant to this Agreement;

          (x) from amounts (as reduced by the distribution pursuant to clauses
     (vi), (vii), (viii) and (ix) above), if any released from the Spread Account on such Distribution Date, to reimburse the Seller for expenses incurred by and reimbursable to the Seller pursuant to the Indenture and this Agreement; and

          (xi) from amounts (as reduced by the distribution pursuant to clauses
     (vi), (vii), (viii), (ix) and (x) above), if any released from the Spread Account on such Distribution Date, to the holder(s) of the Trust Certificates, any remaining funds.

provided, however, that, (A) following an acceleration of the Notes or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing, in each case, to the extent actually known by a Trust Officer of the Trust Collateral Agent, or (C) the receipt of Insolvency Proceeds pursuant to Section 11.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) and the Distribution Account shall be paid to the Noteholders and the Certificateholders pursuant to Section 5.6 of the Indenture.

     (c) Each Certificateholder, by its acceptance of its Trust Certificate, will be deemed to have consented to the provisions of paragraph (b) above relating to the priority of distributions and will be further deemed to have acknowledged that no property rights in any amount of funds or the proceeds of any such amount shall vest in such Certificateholder until such amount has been distributed to such Certificateholder pursuant to such provisions; provided, that the foregoing shall not restrict the right of any Certificateholder, upon compliance with the provisions hereof, from seeking to compel the performance of the provisions hereof by the parties hereto.

     (d) In furtherance of and not in limitation of the foregoing, each Certificateholder, by acceptance of its Trust Certificate, specifically acknowledges that no amounts shall be received by it, nor shall it have any right to receive any amounts, unless and until such amounts have been distributed pursuant to clause (xi) above to such Certificateholder. Each Certificateholder, by acceptance of its Trust Certificate, further specifically acknowledges that it has no right to or interest in any monies at any time held pursuant to the Spread Account Agreement or pursuant hereto prior to the release of such monies as aforesaid, such monies being held in trust for the benefit of the Noteholders and the Insurer. Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Spread Account constitute a pledge of collateral, then the provisions of this Agreement and the Spread Account Agreement shall be considered to constitute a security agreement and the Seller and the Certificateholders hereby grant to the Collateral Agent for the benefit of the Trustee and the Insurer a first priority perfected security interest in such amounts, to be applied as set forth in Section 3.03 of the Spread Account Agreement. In addition, each Certificateholder, by acceptance of its Trust Certificate, hereby appoints the Seller as its agent to pledge a first priority perfected security interest in the Spread Account, and any amounts held therein from time to time to the Collateral Agent for the benefit of the Trustee and the Insurer pursuant to the Spread Account Agreement and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Collateral Agent's Security Interest in the Collateral (as such terms are defined in the Spread Account Agreement).

     (e) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to
Section 5.7(b) on the related Distribution Date.

     SECTION 5.8. Note Distribution Account.

     (a) On each Distribution Date, the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account, as such amounts on deposit in the Note Distribution Account are specified on the monthly Servicer's Certificate, to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

          (i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on the Notes pro rata on the basis of the amount of accrued and unpaid interest due on the Notes; and

          (ii) to the Noteholders, the Noteholders' Principal Distributable Amount until the outstanding principal balance of the Notes is reduced to zero.

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

     (b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder, in accordance with Section 5.10, the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 4.11(b) hereof for distribution on such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The parties hereto hereby agree to provide to the Trust Collateral Agent the information any such party may have, if any, with respect to any such withholding tax. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses incurred.

     (d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Notes in the aggregate evidence a denomination of not less than $1,000,000 or, if not, by check mailed to such Noteholder at the address of such holder appearing in the Note Register; provided, however, that, unless Definitive Notes have been issued pursuant to Section 2.12 of the Indenture, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

SECTION 5.9. Pre-Funding Account.

     (a) On the Closing Date, the Trust Collateral Agent will deposit, on behalf of the Seller, in the Pre-Funding Account $16,490,982.64 from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account an amount equal to 91% of the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in this Agreement with respect to such transfer. The Trust Collateral Agent shall also deposit into the Pre-Funding Account any income or gain earned from the investment of amounts on deposit in the Pre-Funding Account as received. On each Distribution Date, any income and gain earned from the investment of amounts on deposit in the Pre-Funding Account since the previous Distribution Date (or the Closing Date, in the case of the first Distribution Date) shall be deposited into the Note Distribution Account.

     (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Pre-Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date, the Servicer shall instruct the Trust Collateral Agent to withdraw from the Pre-Funding Account on the Mandatory Redemption Date the Pre-Funded Amount (exclusive of any Pre-Funding Earnings) and deposit an amount equal to the Note Prepayment Amount in the Note Distribution Account.

     SECTION 5.10. Statements to Noteholders. Concurrently with each distribution charged to the Note Distribution Account, the Trust Collateral Agent shall forward by mail to each Noteholder, the Seller, the Servicer, the Insurer and each Rating Agency, a written statement prepared by the Servicer substantially in the form attached hereto as Exhibit 5.10.

     SECTION 5.11. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to a Distribution Date, have the option (but shall not be required, except in accordance with the terms of a Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Distribution Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

                                   ARTICLE VI

                                 The Note Policy

     SECTION 6.1. Claims Under Note Policy.

     (a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount for the related Distribution Date. If the Note Policy Claim Amount specified on the Deficiency Notice for such Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date, a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section 6.1 shall be deposited by the Trust Collateral Agent into the Note Distribution Account for payment pursuant to paragraph (b) below to Noteholders on the related Distribution Date.

     (b) Any notice delivered by the Trust Collateral Agent to the Insurer pursuant to subsection 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the third Business Day (as defined in the Note Policy) following receipt on a Business Day (as defined in the Note Policy) of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

     (c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payment, to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trust Collateral Agent shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar (as defined in the Indenture) shall note the Insurer's rights as subrogee upon the Note Register upon receipt from the Insurer of proof of payment by the Insurer of any Noteholders' Interest Distributable Amount or Noteholders' Principal Distributable Amount. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

     (d) The Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Insurer into the Note Distribution Account and Distribution Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Collateral Agent. (

     e) The Trust Collateral Agent shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy.
Notwithstanding any other provision of this Agreement or any Transaction Document, the Noteholders are not entitled to make any claims under the Note Policy or institute proceedings directly against the Insurer.

 SECTION 6.2. Preference Claims.

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

     (a) In the event that the Trust Collateral Agent has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Note Policy) has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Collateral Agent shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trust Collateral Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trust Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

     (b) The Trust Collateral Agent shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Noteholder, by its purchase of Notes, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in
Section 6.1(c), the Insurer shall be subrogated to, and each Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trust Collateral Agent and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     SECTION 6.3. Surrender of Note Policy. The Trust Collateral Agent shall surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

     SECTION 6.4. Spread Account. The Seller agrees, simultaneously with the execution and delivery of this Agreement, to execute and deliver the Spread Account Agreement, and pursuant to the terms thereof, to deposit the Initial

Spread Account Deposit in the Spread Account.

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

                                  ARTICLE VII

                                    RESERVED

                                  ARTICLE VIII

                                   The Seller

     SECTION 8.1. Representations, Warranties and Covenants of the Seller. The Seller hereby represents, warrants and covenants to the Trust Collateral Agent, the Insurer and the Servicer, which representations, warranties and covenants shall survive as long as any Note shall be outstanding or this Agreement has not been terminated, that as of the Closing Date and each Subsequent Transfer Date:

     (a) the Seller is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all licenses and approvals necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement and the other Transaction Documents; the Seller has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform each of the Transaction Documents to which it is a party; the execution, delivery and performance of each of the Transaction Documents to which it is a party (including all instruments of transfer to be delivered pursuant to any such Transaction Documents to which it is a party) by the Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; each of the Transaction Documents to which it is a party evidences the valid, binding and enforceable obligations of the Seller (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law); and all requisite action has been taken by the Seller to make each of the Transaction Documents to which it is a party valid and binding upon the Seller (subject as aforesaid in the preceding clause);

     (b) the Seller is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document to which it is a party;

     (c) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the breach of any term or provision of the trust agreement of the Seller or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time or both) under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Seller or its property is subject or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement,

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

indenture or loan or credit agreement or other instrument (aside from the lien created pursuant to this Agreement), or result in the violation of any law (including, without limitation, any bulk transfer or similar law), rule, regulation, order, judgment or decree to which the Seller or its property or the Receivables are subject;

     (d) no statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made;

     (e) neither the Seller nor any of its subsidiaries or Affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document;

     (f) this Agreement and each Conveyance Agreement, when duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the remaining Trust Property, enforceable against the Seller and creditors of and purchasers from the Seller;

     (g) there are no actions, suits, proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller or NAFI, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement or any of the Transaction Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) involving the Seller and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Notes, or (v) that could have a material adverse effect on the Receivables.

     (h) the Seller has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the other Transaction Documents, and the consummation of all the transactions herein and therein contemplated;


     (i) the Seller shall not take any action to impair the Trust Collateral Agent's rights on behalf of the Noteholders and the Insurer in any Contract;

     (j) the Seller has filed all federal, state, county, local and foreign income, franchise and other tax returns required to be filed by it through the date hereof, and has paid all taxes reflected as due thereon;

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     (k) since the date of its organization, the Seller has maintained its chief executive office in the State of Florida or the State of Delaware, and there have been no other locations of the Seller's principal office during the four
(4) months preceding the Closing Date;

     (l) Seller is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder; Seller is paying its debts as they become due; Seller, after giving effect to the contemplated transactions, will have adequate capital to conduct its business;

     (m) since February 1995, "National Financial Auto Funding Trust" is the only trade name under which the Seller has operated its business and, prior to such date, NAFCO Funding Trust was the only trade name under which the Seller operated its business;

     (n) the Seller shall not engage in any business or activity other than in connection with or relating to the purchase of auto loan receivables and the issuance of securities secured by, or evidencing beneficial interests in, such auto loan receivables;

     (o) the Seller is not and shall not be involved in the day-to-day or other management of its parent or any of its affiliates;

     (p) the Seller's financial statements shall reflect its separate legal existence from any of its affiliates;

     (q) the Seller shall maintain records and books of account of the Seller and shall not commingle such records and books of account with the records and books of account of any Person;

     (r) the Seller shall act solely in its own name and through the duly authorized trustees or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

     (s) at all times, except in the case of a temporary vacancy, which shall promptly be filled, the Seller shall have at least one trust collateral agent who qualifies as an "Independent Trust Collateral Agent" as such term is defined in the Trust Agreement as in effect on the date hereof.

     The Seller shall indemnify the Trust Collateral Agent, the Insurer, the Servicer, their respective officers, directors, agents and employees and each Noteholder, and hold each of them harmless against any and all damages

(including all expenses and legal fees) resulting from a breach of the representations and warranties set forth in this Section 8.1.

     The Insurer shall be deemed to have relied on the foregoing representations, warranties and covenants in executing and delivering the Note Policy.

     SECTION 8.2. Corporate Existence.

     (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a business trust or a corporation under the laws of

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Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Subsequent Transfer Agreement, the Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and such other agreements and the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder.

     (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

          (i) the Seller shall maintain business records and books of account separate from those of its Affiliates;

          (ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

          (iii) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates; and

          (iv) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

     SECTION 8.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken under this Agreement by the Seller and the representations made by the Seller under this Agreement.

     (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trust, the Insurer, the Trustee, the Trust Collateral Agent and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Transaction Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

     (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Trust Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

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     (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee,
Trustee and the Trust Collateral Agent and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee.

     Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement or the Custodial Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

     SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. The Seller may not be merged or consolidated with or into any person or transfer substantially all of its assets to any Person.

     SECTION 8.5. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Transaction Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 8.6. Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Transaction Document. Notes so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Transaction Documents, without preference, priority, or distinction as among all of the Notes; provided, however, that any Notes owned by the Seller or any Affiliate thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in the Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer promptly after it or any of its Affiliates become the owner or pledgee of a Note.

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                                   ARTICLE IX

                                  The Servicer

     SECTION 9.1. Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Trust Collateral Agent and the Insurer that as of the Closing Date and each Subsequent Transfer Date:

     (a) the Servicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to transact business in and is in good standing under the laws of each state in which it is necessary for it to be so qualified in order to carry on its business as now being conducted and has all licenses necessary to carry on its business as now being conducted; the Servicer has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform each of the Transaction Documents to which it is a party; the execution, delivery and performance of each of the Transaction Documents to which it is a party (including all instruments of transfer to be delivered pursuant to any such Transaction Documents to which it is a party) by the Servicer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized; each of the Transaction Documents to which it is a party evidences the valid, binding and enforceable obligation of the Servicer (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law) and all requisite partnership action has been taken by the Servicer to make each of the Transaction Documents to which it is a party valid and binding upon the Servicer (subject as aforesaid in the preceding clause);

     (b) the Servicer is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Documents to which it is a party;

     (c) the consummation of the transactions contemplated by the Transaction

Documents will not result in the breach of any term or provision of the certificate of incorporation or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time or both) under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such agreement, indenture or loan or credit agreement or other instrument (aside from the lien created pursuant to this Agreement) or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property or the Receivables are subject;

     (d) the Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or

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regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of the Servicer to perform its obligations under this Agreement or the interest of the Noteholders, the Trust or the Insurer in any material respect;

     (e) there are no actions, suits, proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or any of its properties
(i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) involving the Servicer and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Notes, or (v) that could have a material adverse effect on the Receivables. To the Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties relating to the Servicer which might adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

     (f) the principal office of the Servicer is located at One Park Place, 621 NW 53rd Street, Suite 200, Boca Raton, Florida 33487; and

     (g) the Sub-Servicing Agreement is enforceable against the Servicer and has been duly authorized by all necessary corporate action of the Servicer and has been duly executed and delivered by the Servicer.

     It is understood and agreed that the representations and warranties set forth in this Section 9.1 shall survive delivery of the respective Receivable Files to the Custodian and the Sub-Servicers, if any, on behalf of the Trust Collateral Agent and shall survive as long as any Note shall be outstanding or this Agreement has not been terminated. Upon discovery by the Seller, the Servicer or a Responsible Officer of the Trust Collateral Agent of a breach of any of the representations and warranties set forth in this Section 9.1 which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable, the party discovering such breach shall give prompt written notice thereof to the other parties and to the Insurer. In addition to the foregoing, the Servicer shall indemnify the Seller, the Trust Collateral Agent, the Insurer, the Trust and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 9.1.

     The Insurer shall be deemed to have relied on the foregoing representations, warranties and covenants in executing and delivering the Note Policy.

SECTION 9.2.  Liability of Servicer; Indemnities.



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     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer, any Affiliate thereof, or any Sub-Servicer of any Financed Vehicle.

     (c) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust Collateral Agent, the Backup Servicer and the Owner Trustee and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties.

     (d) The Servicer (when the Servicer is NAFI) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

     (e) The Servicer (when the Servicer is not NAFI) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

     (f) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Owner Trustee, the Insurer, their

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

respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Trust Collateral Agent, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement or otherwise incurred in connection with the transactions contemplated hereby.

     (g) NAFI shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes.

     (h) Indemnification under this Article shall survive the termination of this Agreement and will survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Servicer shall not terminate or be deemed released upon the resignation or termination of NAFI as the Servicer and shall survive any termination of this Agreement.

     SECTION 9.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or the Trust Collateral Agent.

     (a) During the term of this Agreement, the Servicer will keep in full force and effect its existence, rights and franchises as a business trust or corporation under the laws of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Subsequent Transfer Agreement, the Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby and thereby and the performance of its obligations hereunder and thereunder.

     (b) The Servicer may be merged or consolidated with or into any Person, or transfer substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided however, that the successor or surviving person to the Servicer shall be an Eligible Servicer and each successor to the Servicer by virtue of its acquisition of substantially all of the Servicer's assets shall be deemed to have made the

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representations and warranties set forth in Section 9.1 hereof and shall agree in writing to be bound by each of the Servicer's obligations hereunder; provided further, that, (i) no representation or warranty of the Servicer is breached at the time of merger, (ii) no event has occurred that, after notice or lapse of time or both, would be an Insurance Agreement Event of Default and (iii) an opinion of counsel to the effect that all conditions precedent to merger have been satisfied and a security interest opinion have been provided. The Servicer shall provide notice of any such merger, consolidation or transfer of substantially all of its assets to the Insurer, the Trust Collateral Agent and the Rating Agencies.

     (c) Any Person (i) into which the Trust Collateral Agent or the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Trust Collateral Agent or the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Trust Collateral Agent or the Backup Servicer, or (iv) succeeding to the business of the Trust Collateral Agent or the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Trust Collateral Agent or the Backup Servicer, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Trust Collateral Agent or the Backup Servicer, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Trust Collateral Agent or the Backup Servicer, as the case may be, or its successor hereunder shall provide the Servicer and the Insurer with prompt notice of any such transaction. In the case of the Trust Collateral Agent, in the event that the resulting entity does not meet the eligibility requirements set forth in Section 6.11 of the Indenture, the Trust Collateral Agent, upon the written request of the Insurer, shall resign. Nothing contained herein shall be deemed to release the Trust Collateral Agent or the Backup Servicer, as the case may be, from any obligation.

     SECTION 9.4. Limitation on Liability of Servicer, Trust Collateral Agent and Others

     (a) In addition to the indemnities provided pursuant to Section 9.2, the Servicer will defend and indemnify the Trust Collateral Agent, the Backup Servicer, the Insurer and their respective officers, directors, employees and agents and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from a breach of its obligations to service the Receivables in accordance with this Agreement; provided however, that the Servicer shall not be liable for any such costs, expenses, losses, damages, claims or liabilities to the extent that any thereof resulted from the negligence or willful misconduct of the Trust Collateral Agent or the Backup Servicer, or their officers, directors, employees and agents; and provided further that the Servicer will not be liable for any such amount that resulted from any act or omission to act by it done in conformity with the written instruction of the Trust Collateral Agent. If the Servicer or Seller has made any indemnity payments to the Noteholders or the Trust Collateral Agent, the Insurer or their respective officers, directors, employees or agents pursuant to this paragraph, and the Trust Collateral Agent, the Insurer or their respective officers, directors, employees or agents thereafter collects any of the amounts which gave rise to such indemnity payments from others or any such amounts are received by the Trust Collateral Agent or its officers, directors, employees or agents, the Trust Collateral Agent or its officers, directors, employees

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

or agents shall repay such amounts collected to the Servicer or Seller who made such indemnity payment. These indemnities of the Servicer and the Seller will survive any transfer of the respective rights, duties and obligations of the Servicer or the Seller hereunder to another Person, the termination of this Agreement, any Servicer Termination Event, the termination of the Trust Property or the resignation or replacement of the Trust Collateral Agent for acts accruing prior to the transfer, termination of the Trust Property or the resignation or replacement of the Trust Collateral Agent, but will not cover actions or omissions of any successor Servicer after a Servicer Termination Event. Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust Property, the Trust Collateral Agent, any Noteholder, the Insurer or the Seller for any action taken by the

Servicer in its capacity as such (and not in any other capacity) in good faith or for errors in judgment except for any action taken or errors committed which caused a breach of a representation or warranty of the Servicer under Section
9.1. The Seller, the Servicer, the Backup Servicer and any director, officer, employee or agent of the Seller, the Servicer or the Backup Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (b) The Seller, the Servicer and any director, officer, employee or agent of the Seller or the Servicer shall be indemnified by the Trust Property and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense for which the Seller or Servicer provides an indemnity as provided in Sections 8.3 and 9.2, respectively, and in the preceding paragraph (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement). Neither the Seller nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not in its reasonable judgment incidental to its respective duties under this Agreement and which in its reasonable judgment may subject it to any expense or liability; provided however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interest of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Property, and the Servicer shall be entitled to be reimbursed therefor as provided herein. The rights of the Servicer to indemnity, reimbursement or limitation on its liability pursuant to this Section 9.4 shall survive the transfer of the rights, duties and obligations of the Servicer to another Person or any Servicer Default.

     (c) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financing liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability. Notwithstanding anything herein to the contrary, neither the Trust Collateral Agent nor the Backup Servicer shall be liable for any obligation of the Servicer contained in this Agreement, and the Trust Collateral Agent, the Seller, the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer shall perform such duties and only such duties as are

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specifically set forth in the Transaction Documents, and no implied covenants or obligations shall be read into the Transaction Documents against the Backup Servicer.

     (d) The parties expressly acknowledge and consent to Harris Trust and Savings Bank acting in the dual capacity of Backup Servicer or successor Servicer and in the capacity as Trust Collateral Agent. Harris Trust and Savings Bank may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Harris Trust and Savings Bank of express duties set forth in the this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by Harris Trust and Savings Bank.

     (e) Neither the Backup Servicer nor any of its directors, officers, employees or agents shall be under any liability of any kind or type to any Person arising from the incomplete or inaccurate contents of any computer tape provided by the Servicer in accordance with Section 4.15 hereof. The Backup Servicer shall not be under any obligations to appear in, prosecute or defend any legal motion that is not incidental to its duties hereunder and that in its reasonable opinion may involve it in any expense or liability; provided, however, that the Backup Servicer may, but shall not be obligated to, take any such action that is reasonable and that may be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. If any such proposed action is commenced, the legal expenses and costs of such action and any liabilities resulting therefrom shall be expenses, costs and liabilities of the Servicer and the Backup Servicer shall be entitled to be reimbursed therefor by the Servicer.

     SECTION 9.5. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of NAFI, or, pursuant to Section 4.2, to a Sub-Servicer with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) and the Trust Collateral Agent. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the written consent of the Insurer and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither NAFI or any party acting as Servicer hereunder shall appoint any Sub-Servicer hereunder without the prior written consent of the Insurer and the Trust Collateral Agent.

     SECTION 9.6. Servicer Not to Resign. Subject to the provisions of Section 9.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and the

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Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. Upon the resignation of the Servicer, the Servicer shall give prompt written notice thereof to the Rating Agencies.

                                   ARTICLE X

                                     Default

     SECTION 10.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event" (whatever the reason for such Servicer Termination Event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) Any failure by the Servicer to deliver, or cause to be delivered by any Sub-Servicer, to the Trust Collateral Agent for distribution to Noteholders or deposit in the Spread Account any proceeds or payment required to be so delivered by the Servicer or Sub-Servicer under the terms of this Agreement (including deposits of the Purchase Amount) that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer (but in no event later than five Business Days after the Servicer is required to make such delivery or deposit); or

     (b) Any failure by the Servicer to observe or perform any other of the covenants or agreements on the part of the Servicer in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy) or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent, or to the Servicer and the Trust Collateral Agent by the Insurer (or, if an Insurer Default has occurred and is continuing, Noteholders evidencing in the aggregate not less than 25% of the aggregate outstanding Principal Balance of the Notes); or

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     (c) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

     (d) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

     (e) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the interests of the Trust, the Insurer or the Noteholders (or of the Seller if NAFI is the Servicer) in the Receivables (determined without regard to the availability of funds under the Note Policy) and, within 30 days after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (

     f) There shall have occurred an Insurance Agreement Event of Default or an event of default under any other insurance agreement to which the Insurer and NAFI and/or the Seller or any other affiliate of NAFI are party; or

     (g) The Servicer fails to deliver the report required to be delivered by the Servicer pursuant to Section 4.11 and such failure remains unremedied for a period of five days;

     (h) A claim is made under the Note Policy; or

     (i) so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered a Servicer Extension Notice pursuant to Section 4.16.

     SECTION 10.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, the Trust Collateral Agent may, with the written consent of the Insurer (unless an Insurer Default has occurred and is continuing), and at


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

the written direction of the Insurer (or, if an Insurer Default has occurred and is continuing, a Note Majority), the Trust Collateral Agent shall, by notice in writing to the Servicer, the Seller and the Backup Servicer, (i) terminate all of the rights and obligations of the Servicer under this Agreement and in and to any Receivables and the proceeds thereof, subject to compensation, rights of reimbursement, indemnity and limitation on liability to which the Servicer is then entitled and the rights of indemnity to which the Trust Collateral Agent and the Insurer are then entitled pursuant to Sections 9.2 and 9.4 hereof, and
(ii) subject to Section 10.4, appoint the Backup Servicer as the successor Servicer. Such notice shall specify, to the extent possible, the timing and method of transition of the servicing of the Receivables from the Servicer to the Backup Servicer or another successor Servicer appointed pursuant to Section
10.4. On and after the receipt by the Servicer of such written notice and upon the effective date of the transfer to the Backup Servicer or such other successor Servicer specified in such notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall pass to and be vested in the Backup Servicer or such other successor Servicer, pursuant to and under this Section; and, without limitation, such Person is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, an attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Receivables and related documents, or otherwise. The Servicer agrees to cooperate with such Person in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such party for administration by is of all cash amounts which shall thereafter be received with respect to the Receivables.

     The Trust Collateral Agent shall not be charged with knowledge of any event referred to in clauses (a) through (f) above unless a Responsible Officer of the Trust Collateral Agent at the Corporate Trust Office obtains actual knowledge of such event or receives written notice of such event from the Servicer, the Insurer or from a Noteholder. The Trust Collateral Agent promptly shall send written notice to each Rating Agency and the Insurer of each Servicer Termination Event of which it is charged with knowledge in accordance with the preceding sentence.

     If the Servicer is terminated pursuant to this Section 10.2, then the Servicer shall bear all of the costs and expenses of transferring the duties and obligations of the Servicer to a successor Servicer and except as otherwise agreed by the Insurer such costs and expenses shall not be reimbursable from the Trust Property nor payable by the Seller or the Trust Collateral Agent. To the extent not borne by the Servicer as described above, such costs and expenses (including attorney's fees and expenses) shall be borne by the Trust Property in accordance with Section 5.7(b)(ix).

     SECTION 10.3. Additional Consequences of a Servicer Termination Event. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and

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

endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer or a successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the terminated Servicer's expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

SECTION 10.4.  Appointment of Successor.

     (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 10.2, (ii) upon non-extension of the servicing term as referred to in Section 4.16, or (iii) upon the resignation of the Servicer pursuant to Section 9.6, the Backup Servicer (unless an alternate successor Servicer shall have been appointed pursuant to Section 10.4(b)) shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.16 and to termination under
Section 10.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) The Insurer, or in the event that an Insurer Default shall have occurred and be continuing a Note Majority, may exercise at any time its right to appoint as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (in the case of the Insurer, without limiting its obligations under the Note Policy) shall have no liability to the

Trust Collateral Agent, NAFI, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so.

     (c) If, pursuant to Section 10.4(a) and (b) hereof (i) the Backup Servicer would become successor Servicer and (ii) at such time the Backup Servicer shall be legally unable or unwilling to act as Servicer, the Backup Servicer may, if it shall be unwilling to so act,

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

or shall, if it is unable to so act, appoint, subject to the prior written consent of the Insurer (unless an Insurer Default has occurred and is continuing), or, if an Insurer Default has occurred and is continuing, the Backup Servicer, the Trust Collateral Agent or the Note Majority may petition a court of competent jurisdiction to appoint, any experienced servicer of motor vehicle installment sales contracts and notes having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor Servicer pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

     (d) Subject to Section 9.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as Servicer upon the termination of the Servicer pursuant to Section 10.2, the resignation of the Servicer pursuant to Section 9.6 or the non-extension of the servicing term of the Servicer, as referred to in Section 4.14. If, upon the termination of the Servicer pursuant to Section 10.2 or the resignation of the Servicer pursuant to Section 9.6, a Person other than the Backup Servicer is appointed as successor Servicer pursuant to subsection (b) or (c) above, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder. If the Backup Servicer becomes the successor Servicer at a time when it is also serving as Trust Collateral Agent, it may seek to have a successor to it appointed as Servicer.

     (e) In connection with any appointment of a successor Servicer, the Trust Collateral Agent may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree; provided however, that no such compensation to such successor Servicer shall be in excess of that permitted the Servicer hereunder unless (A) the Trust Collateral Agent and the Insurer (or if an Insurer Default has occurred and is continuing, a Note Majority) agree in writing to a larger Servicing Fee and (B) each Rating Agency delivers a letter to the Trust Collateral Agent to the effect that such larger Servicing Fee will not result in a reduction or the withdrawal of the rating assigned by such Rating Agency to the Notes; and provided further, however, that the Servicing Fee to a successor Servicer, including the Backup Servicer, shall not exceed a monthly fee equal to 1/12th of the product of (i) the aggregate amount of the Outstanding Principal Balances of all Receivables outstanding as of the last day of the related Due Period and (ii) two percent (2%).


     (f) The Seller, the Backup Servicer, the Trust Collateral Agent, any Sub-Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (g) If the Backup Servicer shall succeed to the Servicer's duties as Servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Trust Collateral Agent. In the event that the Backup Servicer shall not seek to appoint a successor Servicer within three months of its succession to the Servicer's duties as servicer, it shall resign as Trust Collateral Agent pursuant to Section 10.8 and the Seller shall, with the written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing),



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

appoint, or petition a court to appoint, a successor trust collateral agent. To the extent a successor Servicer is appointed, the Backup Servicer shall not be liable for the acts or omissions of such successor Servicer.

     SECTION 10.5. [RESERVED]

     SECTION 10.6. Notification to Noteholders and Rating Agencies. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and Rating Agency.

     SECTION 10.7. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. Written notice of such waiver shall be given promptly to each Rating Agency.

     SECTION 10.8. Termination of Trust Collateral Agent. The Trust Collateral Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller and Insurer. Upon receiving such notice of resignation, the Seller shall, with the written consent of the Insurer (unless an Insurer Default has occurred and is continuing), promptly appoint a successor trust collateral agent by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning Trust Collateral Agent, one copy to the Insurer and one copy to the successor trust collateral agent. If no successor shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trust Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor trust collateral agent. If the Trust Collateral Agent shall resign voluntarily, for any reason, except lack of eligibility, then the

Trust Collateral Agent shall bear all of its costs and expenses (including without limitation its attorney's fees) of transferring the trusteeship to a successor trustee and such costs and expenses shall not be reimbursable from the Trust Property nor payable by the Seller or the Servicer.

     If any of the following events occur and shall be continuing, the Insurer (so long as an Insurer Default shall not have occurred and be continuing), or, in the event that an Insurer Default has occurred and is continuing, the Note Majority, upon notice to the Noteholders, may terminate all of the duties of the Trust Collateral Agent under this Agreement:

          (i) the Trust Collateral Agent shall cease to meet the eligibility requirements for the Trustee as set forth in Section 6.11 of the Indenture and shall fail to resign after written request therefor by the Insurer, or

          (ii) the Trust Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the



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

     Trust Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or

          (iii) the Trust Collateral Agent has failed to perform its duties hereunder.

     On or after the receipt by the Trust Collateral Agent of such written notice, all authority, power, obligations and responsibilities of the Trust Collateral Agent under this Agreement, whether with respect to the Notes or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of such other successor trust collateral agent appointed by the Controlling Party. Nothing contained herein shall be deemed to release the Trust Collateral Agent from any obligation.

     The Insurer (or if an Insurer Default shall have occurred and be continuing, Noteholders holding Notes evidencing in the aggregate a majority of the outstanding Principal Balance of the Notes) at any time may remove the Trust Collateral Agent and appoint a successor trust collateral agent by written instrument or instruments, in triplicate, signed by the Insurer or such Noteholders, as the case may be, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, one complete set to the Trust Collateral Agent so removed and one complete set to the successor trust collateral agent so appointed.

     SECTION 10.9. Succeessor to Servicer.

     (a) The Backup Servicer, in its capacity as successor to the Servicer, shall perform such duties and only such duties as are specifically set forth in this Agreement with respect to the assumption of any servicing duties, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

     (b) In the absence of bad faith or negligence on its part, the Backup Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Backup Servicer and conforming to the requirements of this Agreement; but in the ease of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Backup Servicer, the Backup Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this servicing agreement.

     (c) The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.



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                                   ARTICLE XI

                                   Termination

     SECTION 11.1. Optional Purchase of All Receivables.

     (a) On the last day of any Due Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance plus the aggregate Principal Balance of the Subsequent Receivables, if any, sold to the Trust, as of their respective Cut-off Dates, the Seller or the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on either Policy or would result in any amount owing to any Noteholder or the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, premium, if any, and interest then due and payable on the Notes. To exercise such option, the Seller shall (i) deliver written notice of such purchase to the Trust Collateral Agent and the Servicer not later than the fifteenth day of the month next preceding the month in which such purchase will occur, and (ii) deposit pursuant to
Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust. Written notice of the exercise of the option to purchase described in this Section 11.1(a) shall be given to each Rating Agency by the Seller.

     (b) Upon any sale of the assets of the Trust pursuant to Section 9.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds")

in the Collection Account.

     (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof. Such notice shall state (i) the Distribution Date upon or with respect to which final payment of the Notes shall be made upon presentation and surrender of the Notes at the office of the Trust Collateral Agent herein designated, (ii) the amount of any such final payment,
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Trust Collateral Agent therein specified and (iv) no amounts will thereafter be payable under the Notes.

                                   ARTICLE XII

                      Administrative Duties of the Servicer

     SECTION 12.1. Administrative Duties

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

     (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 7.3, 8.3, 9.2,
9.3, 11.1 and 11.15 of the Indenture.

     (b) Duties with Respect to the Issuer.

          (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Transaction Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Transaction Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Transaction Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

          (ii) Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement).

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

          (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Transaction Documents.

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

     (c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

     (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee, Trust Collateral Agent and the Insurer of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:


          (A) the amendment of or any supplement to the Indenture;

          (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

          (C) the amendment, change or modification of this Agreement or any of the Transaction Documents;

          (D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

          (E) the removal of the Trustee or the Trust Collateral Agent.

     (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Transaction Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not,
(1) make any payments to the Noteholders under the Transaction Documents, (2) sell the Indenture Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to

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

take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     (f) Notwithstanding anything to the contrary in this Agreement, neither the Backup Servicer nor any successor Servicer shall be responsible for any obligations or duties of the Servicer under Section 12.1.

     SECTION 12.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Trust Collateral Agent at any time during normal business hours.

     SECTION 12.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Trust Collateral Agent from time to time such additional information regarding the Collateral as the Issuer and the Trust Collateral Agent shall reasonably request.

                                  ARTICLE XIII

                            Miscellaneous Provisions

     SECTION 13.1. Amendment.

     (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer

Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder or the Insurer.

     This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer, the consent of the Trustee and the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes (which consent of such Holders of Notes given pursuant to this Section 13.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such securities and of any Security issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the security) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders,


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

or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Note Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and each Rating Agency. In addition, a copy of the final executed amendment shall be delivered to each Rating Agency.

     It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe, including the establishment of record dates.

     The Owner Trustee, the Trust Collateral Agent and the Trustee may, but shall not be obligated to, enter into any amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     Prior to the execution of any amendment to this Agreement, the Trustee and the Trust Collateral Agent shall be entitled to receive and rely conclusively upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

     (b) Notwithstanding anything to the contrary contained in subsection 13.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Series 1998-1 Spread Account, the Requisite Amount, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Series 1998-1 Spread Account or uses of funds on deposit in the Series 1998-1 Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

SECTION 13.2.  Protection of Title to Trust.

     (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent and the Insurer in the Receivables and the Other Conveyed Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the



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

Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, the Trust Collateral Agent and the Trustee, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     (c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at

least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) The Servicer shall maintain or cause to be maintained, a computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, such master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on such computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by NAFI or the Seller.

     (f) If at any time the Seller or NAFI shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender

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

or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full or repurchased by NAFI or the Seller.

     (g) Upon request, the Servicer shall furnish or cause to be furnished to the Insurer, the Owner Trustee or to the Trustee, at any time upon request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Receivables Schedule and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. The Trustee shall hold any such list and Receivables Schedule for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

     (h) The Servicer shall deliver to the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee:

          (A) simultaneously with the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest or (C) any action which is necessary to preserve and protect such interest during the following 12-month period; and

          (B) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

     Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (i) The Servicer shall permit the Trustee, the Trust Collateral Agent, the Insurer and their respective agents, during regular business hours and upon reasonable advance


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

notice, to inspect and make copies of the records regarding any Receivables or any other portion of the Receivables.

     SECTION 13.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee, the Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, or sent by confirmed telecopier transmission and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to National Financial Auto Funding Trust, One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida 33487, (b) in the case of the Servicer to National Auto Finance Company, Inc., One Park Place, 621 N.W. 53rd Street, Suite 200, Boca Raton, Florida 33487, (c) in the case of the Issuer or the Owner Trustee, at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890;
Attention: Corporate Trust Administration, (d) in the case of the Trustee or the Trust Collateral Agent, at 311 West Monroe Street, Chicago, Illinois 60606, (e) in the case of the Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on a Policy, a Deficiency Notice pursuant to

Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head -Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED") Telecopier # 212-339-3518, (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Telecopier # 212-553-0344, and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004,
Attention: Asset Backed Surveillance Department, Telecopier # 212- 208-1582. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

     SECTION 13.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Noteholders holding not less than 66% of the principal amount of the outstanding Notes).

     SECTION 13.Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Trustee and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct,

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

appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 13.6. Serverability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     SECTION 13.7. Separate Counterparts.This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 13.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 13.10. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

     SECTION 13.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     SECTION 13.12. Limitation of Liability of Owner Trustee, Trustee, Trust Collateral Agent and Backup Servicer

     (a) Notwithstanding anything contained herein to the contrary, this

Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII, VIII and X of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank Delaware not in its individual capacity but solely in its capacity as Trustee of the Seller and in no event shall Chase Manhattan Bank Delaware in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Seller hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Seller.

     (c) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Harris Trust and Savings Bank not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer and in no event shall Harris Trust and Savings Bank, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

     (d) In no event shall Wilmington Trust Company, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

     SECTION 13.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner


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

Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     SECTION 13.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     SECTION 13.15. Insurer as Controlling Party. Each Noteholder by purchase of the Notes held by it acknowledges that as partial consideration of the issuance of the Note Policy, the Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative during the period of such Insurer Default and such right shall instead vest in the Trust Collateral Agent acting at the written direction of the Noteholders of Notes. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Trust Collateral Agent. The Insurer may give or withhold any consent hereunder in its sole and absolute discretion.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Sale and Servicing Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  NATIONAL AUTO FINANCE 1998-1 TRUST,
                                  by the Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,


                                        By: ____________________________________
                                            Name:
                                            Title:


                                  NATIONAL FINANCIAL AUTO FUNDING TRUST, Seller, by Chase Manhattan Bank Delaware, not in its individual capacity but solely as Trustee of National Financial Auto Funding Trust,


                                        By: ____________________________________
                                            Name:
                                            Title:


                                  NATIONAL AUTO FINANCE COMPANY, INC.,
                                  in its individual capacity and as Servicer,


                                        By: ____________________________________

                                            Name:
                                            Title:


                                  HARRIS TRUST AND SAVINGS BANK,
                                  not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE A


                             SCHEDULE OF RECEIVABLES

                                   SCHEDULE B


                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Trust Collateral Agent on behalf of the Noteholders and the Insurer as of the Closing Date with respect to the Initial Receivables transferred to the Trust on the Closing Date and as of each Subsequent Transfer Date with respect to the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date (unless another date or time period is otherwise specified or indicated in the particular representation or warranty):

     1. immediately prior to the Closing Date or the Subsequent Transfer Date, as the case may be, the Seller had a valid and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that now exist or may hereafter arise, and the Seller had the full right to assign such security interest to the

Trust Collateral Agent;

     2. on and after the Closing Date or the Subsequent Transfer Date, as the case may be, there shall exist under the Receivable a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Receivable (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of the Trust Collateral Agent (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest);

     3. no Receivable has been sold, assigned or pledged to any other Person other than an endorsement to the Servicer for purposes of servicing or any such pledge has been released; immediately prior to the transfer and assignment herein contemplated, the Seller has good and marketable title thereto free and clear of any lien, encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer such Receivable to the Trust Collateral Agent. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. None of NAFI, the Master Trust, Funding Trust II nor the Seller has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies, Dealer Agreements or Originator Agreements or to payments due under such Receivable;

     4. upon the transfers pursuant to Sections 2.1 and 2.2, the Trust Collateral Agent will have a first priority ownership or security interest in each such Receivable free and clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Receivable by NAFI from a Dealer or Originator was not an extension of financing to such Dealer or Originator;

     5. no such Receivable is delinquent for more than thirty days in payment as to any scheduled payment;

     6. there is no lien against any related Financed Vehicle for delinquent taxes;

     7. there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under such Receivable; the operation of the terms of such Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;

     8. no Receivable is assumable by another Person in a manner which would release the Obligor thereon from such Obligor's obligations to the Seller with respect to such Receivable;

     9. there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Receivable;

     10. each such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made and as of the Closing Date or related Subsequent Transfer Date, as applicable, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair credit reporting, truth-in-lending or other similar law, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment sales contracts and loans in particular, and the transfer of such Receivable to the Trust will not violate any such laws;

     11. each such Receivable is a legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally whether enforcement is sought in a proceeding in equity or at law, and all parties to such Receivable had full legal capacity to execute such Receivable and all documents related thereto and to grant the security interest purported to be granted thereby at the time of execution and grant;

     12. as of the Closing Date or such Subsequent Transfer Date, as the case may be, the terms of each such Receivable have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Receivable Documents, and no such Receivable has been satisfied, subordinated or rescinded;

     13. at the time of origination of each such Receivable, the proceeds of such Receivable were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Receivable have been paid;

     14. there is no default, breach, violation or event of acceleration existing under any such Receivable (except payment delinquencies permitted by paragraph 5 above) and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Receivable or would otherwise affect the value or marketability of such contract; NAFI and the Seller have not waived any such default, breach, violation or event of acceleration; and as of the applicable Cut-off Date, the related Financed Vehicle has not been repossessed;

     15. at the origination date of each such Receivable, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (a) in an amount at least equal to the lesser of (i) the actual cash value of the related Financed Vehicle or (ii) the unpaid balance owing of such Receivable, less the related Unearned Finance Charge, (b) naming NAFI as a loss payee and (c) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Receivable requires the Obligor to maintain physical loss and damage insurance, naming NAFI as an additional insured party;

     16. each such Receivable was acquired by NAFI from either a Dealer with which it ordinarily does business or from an Originator; such Dealer or Originator, as applicable, had full right to assign to NAFI such Receivable and the security interest in the related Financed Vehicle (and the Dealer that assigned any such Receivable to any such Originator had full right to assign to such Originator such Receivable and the security interest in the related Financed Vehicle) and the Dealer's or Originator's assignment thereof to NAFI is legal, valid and binding (and any assignment by an Dealer to any Originator is legal, valid and binding) and NAFI had full right to assign to the Seller such Receivable and the respective security interest in the related Financed Vehicle and NAFI's respective assignment thereof to the Seller is legal, valid and binding;

     17. each such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

     18. scheduled payments under each such Receivable are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Receivable) in substantially equal amounts to maturity (other than with respect to those Receivables designated as balloon contracts on the related Receivables Schedule), and will be sufficient to fully amortize such Receivable at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Receivable and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Receivable may have been used to pay insurance premiums); and the original term to maturity of each such Receivable was not more than 60 months;

     19. the collection practices used with respect to each such Receivable have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

     20. there is only one original of each such Receivable, the Servicer or a Sub-Servicer is currently in possession of the Receivable Documents for such Receivable and there are no custodial agreements in effect adversely affecting the rights of the Seller to make the deliveries required hereunder on the Closing Date or the Subsequent Transfer Date, as the case may be;

     21. as of the Cut-off Date or Subsequent Cut-off Date, as applicable, no

Obligor was the subject of a current bankruptcy proceeding;

     22. with respect to each Due Period, the aggregate of the interest due on all the Receivables in such Due Period from scheduled payments is in excess of the sum of (i) the Servicing Fee due and any fees due to the Trust Collateral Agent and the Insurer, each with respect to such Due Period and (ii) the amount of interest payable on the Notes with respect to such Due Period, in each case assuming that each scheduled payment is made on its Due Date;

     23. the Receivables constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdiction and all filings (including without limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the remaining Trust Property have been made, taken or performed;

     24. the information regarding such Receivables set forth in the applicable Receivables Schedule is true and correct in all material respects at the applicable Cut-off Date and the Closing Date or Subsequent Closing Date, as applicable; each Receivable was originated in the United States of America and at the time of origination, materially conformed to all requirements of the NAFI underwriting policies and guidelines then in effect; and no Obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

     25. by the Closing Date and prior to each Subsequent Transfer Date, as applicable, NAFI will have caused the portions of NAFI's servicing records relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of this Agreement;

     26. the computer tape or listing made available by NAFI to the Trust Collateral Agent on the Closing Date and on each Subsequent Transfer Date was complete and accurate as of the applicable Cut-off Date, and includes a description of the same Receivables that are described in the applicable Receivables Schedule;

     27. no Receivable was originated in, or is subject to the laws of, any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Subsequent Transfer Agreement, as applicable, or pursuant to transfers of the Notes. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables;

     28. no selection procedures adverse to the Noteholders or to the Insurer have been utilized in selecting such Receivable from all other similar

Receivables originated by NAFI;

     29. as of the Initial Cut-off Date, the APR of the Initial Receivables was approximately 19.19% and the weighted average remaining scheduled maturity on the Initial Receivables was approximately 51.82 months and the percentage of the aggregate outstanding balance of the Initial Receivables relating to the financing of used Financed Vehicles was 77.38%. The final scheduled payment date on the Initial Receivable with the latest maturity is December 15, 2002. Each Receivable amortizes based on a Simple Interest Method or Actuarial Method; and

     30. no Receivable provides for a prepayment penalty.

                                  EXHIBIT 5.10


                        FORM OF STATEMENT TO NOTEHOLDERS

                                  EXHIBIT 2.2A

          OFFICER'S CERTIFICATE OF NATIONAL AUTO FINANCE COMPANY, INC.

     The undersigned, a duly authorized officer of National Auto Finance Company, Inc. (the "Company"), hereby certifies that:

     1. Capitalized terms used but not defined herein have the meanings set forth in the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December [__], 1997, among National Financial Auto Funding Trust (the "Seller"), the Company, as the Servicer, National Auto Finance 1998-1 Trust and Harris Trust and Savings Bank, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer. This certificate is being delivered pursuant to Section 2.2(b)(ix)(A) of the Sale and Servicing Agreement.


     2. The sale and transfer of the Subsequent Receivables by the Company to the Seller on the date hereof pursuant to the Purchase and Contribution Agreement and the related Conveyance (which Conveyance is dated as of the date hereof) was made in good faith for legitimate business purposes and was not made with intent to hinder, delay or defraud any Person to which the Company has been, is or will become, on or after the date hereof, indebted.

     3. The Company did not receive less than a reasonably equivalent value in exchange for the sale of the Subsequent Receivables by the Company to the Seller on the date hereof pursuant to the Purchase and Contribution Agreement and the related Conveyance.

     4. The Company is not insolvent on the date hereof and will not become insolvent as a result of the sale of Subsequent Receivables by the Company to the Seller on the date hereof pursuant to the Purchase and Contribution Agreement and the related Conveyance.

     5. The Company is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which any property remaining with the Company after such business or transaction would be an unreasonably small capital.

     6. The Company has not incurred, and does not believe that it will incur, debts that are beyond the Company's ability to pay as such debts mature.

     7. No Servicer Termination Event has occurred and is continuing.

     IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed this ____ day of ________, 199_.

                                  NATIONAL AUTO FINANCE COMPANY, INC.,
                                    in its individual capacity and as Servicer,


                                        By: ____________________________________
                                            Name:
                                            Title:

                                  EXHIBIT 2.2B


         OFFICER'S CERTIFICATE OF NATIONAL FINANCIAL AUTO FUNDING TRUST




     The undersigned, a duly authorized officer of National Financial Auto Funding Trust (the "Seller"), hereby certifies that:

     1. Capitalized terms used but not defined herein have the meanings set forth in the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December [__], 1997, among the Seller, National Auto Finance Company, Inc. (the "Company"), as the Servicer, National Auto Finance 1998-1 Trust (the "1998-1 Trust") and Harris Trust and Savings Bank, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer. This certificate is being delivered pursuant to Section 2.2(b)(ix)(B) of the Sale and Servicing Agreement.

     2. The sale and transfer of the Subsequent Receivables by the Seller to the 1998-1 Trust on the date hereof pursuant to the Sale and Servicing Agreement and the related Subsequent Transfer Agreement (which Subsequent Transfer Agreement is dated as of the date hereof) was made in good faith for legitimate business purposes and was not made with intent to hinder, delay or defraud any Person to which the Funding Trust has been, is or will become, on or after the date hereof, indebted.

     3. The Funding Trust did not receive less than a reasonably equivalent value in exchange for the sale of the Subsequent Receivables by the Funding Trust to the 1998-1 Trust on the date hereof pursuant to the Sale and Servicing Agreement and the related Subsequent Transfer Agreement.

     4. The Funding Trust is not insolvent on the date hereof and will not become insolvent as a result of the sale of Subsequent Receivables by the Funding Trust to the 1998-1 Trust on the date hereof pursuant to the Sale and Servicing Agreement and the related Subsequent Transfer Agreement..

     5. The Funding Trust is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which any property remaining with the Funding Trust after such business or transaction would be an unreasonably small capital.

     6. The Funding Trust has not incurred, and does not believe that it will incur, debts that are beyond the Funding Trust's ability to pay as such debts mature.

     7. No Servicer Termination Event has occurred and is continuing.

     IN WITNESS WHEREOF, the Funding Trust has caused this Officer's Certificate to be duly executed this ____ day of ________, 199_.

                                  NATIONAL FINANCIAL AUTO FUNDING TRUST,
                                  by Chase Manhattan Bank Delaware, not in its individual capacity but solely as Trustee of

                                  National Financial Auto Funding Trust,




                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A


                          SUBSEQUENT TRANSFER AGREEMENT

     TRANSFER No. ___ OF SUBSEQUENT Receivables pursuant to a Sale and Servicing Agreement dated as of July __, 1997 (the "Sale and Servicing Agreement"), among NATIONAL AUTO FINANCE 1998-1 TRUST, a Delaware business trust (the "Issuer"), NATIONAL FINANCIAL AUTO FUNDING TRUST, a Delaware business trust (the "Seller"), NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation (the "Servicer"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, not in its individual capacity, but solely as Trust Collateral Agent and Backup Servicer (the "Trust Collateral Agent").


                              W I T N E S S E T H:

     WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Subsequent Receivables to the Issuer; and

     WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

     NOW, THEREFORE, the Issuer, the Seller, the Servicer and the Trust Collateral Agent hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

     "Subsequent Cut-off Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, _______________, 199_.

     "Subsequent Transfer Date" shall mean. with respect to the Subsequent Receivables conveyed hereby, _____________, 199_.


     2. Receivables Schedule. Annexed hereto is a supplement to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date. Such Receivables Schedule is marked as Schedule 1 to this Subsequent Transfer Agreement and is hereby incorporated in and made a part of this Subsequent Transfer Agreement and the Sale and Servicing Agreement.

     3. Conveyance of Subsequent Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly provided in the Sale and Servicing Agreement) and does hereby grant to the Trust Collateral Agent, in trust for exclusive use and benefit of all present and future Noteholders and the Insurer, all right, title and interest of the Seller in and to the following, whether now owned or hereafter acquired:

          (a) the Subsequent Receivables and all moneys received thereon, on and after the related Subsequent Cut-off Date (including amounts due on or before the Subsequent Cut-off Date but received by NAFI, the Seller or the Issuer on or after the Subsequent Cut-off Date);

          (b) any proceeds and the right to receive proceeds with respect to the Subsequent Receivables from claim and the right to receive proceeds on any physical damage, credit life or disability insurance policies or other policies covering Financed Vehicles or Obligors, including rebating of insurance premiums relating to the Receivables, and any proceeds from the liquidation of the Subsequent Receivables;

          (c) all rights of the Seller against the Dealers pursuant to Dealer Agreements or against Originators pursuant to Originator Agreements;

          (d) the related Receivables Files and any and all other documents that NAFI keeps on file in accordance with its customary procedures relating to the Receivables, the Obligors or the Financed Vehicles;

          (e) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

          (f) all funds on deposit from time to time in the Trust Accounts (less all investments and proceeds thereof), and all rights of the Issuer therein;

          (g) all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under each of the Subsequent Purchase Agreements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of

     NAFI under each of the Subsequent Purchase Agreements, on or after the related Subsequent Cut-off Date; and

          (h) the proceeds of any and all of the foregoing.

     4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Issuer as of the date of this Agreement and as of the Subsequent Transfer Date that:

          (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

          (b) Organization and Good Standing. The Seller is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

          (c) Due Qualification. The Seller has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller's obligations hereunder and under the Transaction Documents to which the Seller is a party.

          (d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Transaction Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust; and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Seller is a party have been duly authorized by the Seller.

          (e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Transaction Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) No Violation. The consummation of the transactions contemplated by this Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

          (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

          (h) Approvals. All approvals, authorizations, consents, order or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

          (i) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

          (j) Chief Executive Office. The chief executive office of the Seller is at One Park Place, 621 N.W. 53rd Street, Boca Raton, Florida, 33487.

          (k) Principal Balance. The aggregate Principal Balance of the Receivables listed on the supplement to Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement as of the Subsequent Cut-off Date is $____________.

          (l) Contract Files. The Seller does hereby deliver to the Custodian the original motor vehicle retail installment sale contracts and Receivables Files for each Receivable identified in the Receivables Schedule.

     5. Receivable File. The Seller does hereby deliver to the Custodian the original motor vehicle retail installment sale contracts and Receivables Files for each Receivable identified in the Receivables Schedule.

     6. Conditions Precedent. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 4 of this Agreement and in Section
     8.1 of the Sale and Servicing Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

          (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) to the Sale and Servicing Agreement shall have been satisfied.

          (c) Additional Information. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and in Section 8.1 of the Sale and Servicing Agreement and (ii) the satisfaction of the conditions set forth in this Section 6.

     7. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     8. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     10. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successor and permitted assigns. Except as otherwise provided in this Section 10, no other person shall have any right or obligation hereunder. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein or in the Transaction Documents, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee.

     IN WITNESS WHEREOF, the Issuer, the Seller and the Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.

                                  NATIONAL AUTO FINANCE 1998-1 TRUST


                                     by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,



                                     by ________________________________________
                                        Title:


                                  NATIONAL FINANCIAL AUTO FUNDING TRUST, Seller, by Chase Manhattan Bank Delaware, not in its individual capacity, but solely as Trustee of National Financial Auto Funding Trust, by ________________________________________
                                        Title:


                                  NATIONAL AUTO FINANCE COMPANY, INC., Servicer,




                                     by ________________________________________
                                        Title:



Acknowledged and Accepted:

HARRIS TRUST AND SAVINGS BANK, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer by ________________________________________
   Title:

                                    EXHIBIT B

                         FORM OF SERVICER'S CERTIFICATE